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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
USA INTERACTIVE
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	2)	Form, Schedule or Registration Statement No.:
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April 30, 2003

Dear Stockholder:

        You are invited to attend the 2003 Annual Meeting of Stockholders of USA Interactive, which will be held at USA's offices at 8800 Sunset Boulevard, West Hollywood, California, on Thursday, May 29, 2003, at 8:00 a.m., local time.

        At this year's stockholders meeting, you will be asked to elect 12 directors, to approve USA's Amended and Restated 2000 Stock and Annual Incentive Plan and to ratify the appointment of Ernst & Young LLP as independent auditors. The Board of Directors unanimously recommends a vote FOR each of these proposals.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting. You may also submit a proxy for your shares of USA stock by telephone or through the Internet by following the instructions on the enclosed proxy card.

        Attendance at the Annual Meeting will be limited to stockholders of record as of April 1, 2003 and to guests of the Company. I look forward to greeting those of you who will be able to attend the meeting.

                      Sincerely,

                      Barry Diller
                       Chairman and
                      Chief Executive Officer

USA INTERACTIVE
Notice of Annual Meeting of Stockholders
To be held May 29, 2003

To the Stockholders:

        The Annual Meeting of Stockholders of USA Interactive, a Delaware corporation (the "Company" or "USA"), will be held at USA's offices at 8800 Sunset Boulevard, West Hollywood, California, on Thursday, May 29, 2003, at 8:00 a.m., local time, for the following purposes:

  1.
  To elect 12 directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified;

  2.
  To approve USA's Amended and Restated 2000 Stock and Annual Incentive Plan;

  3.
  To ratify the appointment of Ernst & Young LLP as independent auditors of USA for the 2003 fiscal year; and

  4.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only holders of record of USA's common stock, Class B common stock and preferred stock as of the close of business on April 1, 2003 are entitled to notice of, and to vote at, the Annual Meeting. You may examine a list of the stockholders of record as of the close of business on April 1, 2003 for any purpose germane to the meeting during the 10-day period preceding the date of the meeting at the offices of USA, located at 152 West 57th Street, New York, New York 10019.

                      By order of the Board of Directors,

                      Julius Genachowski
                       Executive Vice President, General Counsel
                      and Secretary

New York, New York
April 30, 2003

IMPORTANT

        Your vote is important. Whether or not you expect to attend the meeting in person, we urge you to sign, date and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided. You may also submit a proxy for your shares of USA stock through the Internet or by telephone by visiting the website, or using the toll-free number, shown on your proxy.

USA INTERACTIVE
152 West 57thStreet
42nd Floor
New York, NY 10019
PROXY STATEMENT

        This Proxy Statement (first mailed on or about May 1, 2003) is being furnished to holders of common stock, Class B common stock and preferred stock in connection with the solicitation of proxies by the Board of Directors of USA Interactive ("USA" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held for the purposes described in this Proxy Statement. Each copy of this Proxy Statement mailed to holders of common stock, Class B common stock and preferred stock is accompanied by a form of proxy for use at the Annual Meeting.

        At the Annual Meeting, USA stockholders will be asked:

  (1)
  To elect 12 members of the USA Board, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified;

  (2)
  To approve USA's Amended and Restated 2000 Stock and Annual Incentive Plan;

  (3)
  To ratify the appointment of Ernst & Young LLP as independent auditors of USA for the 2003 fiscal year; and

  (4)
  To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

Date, Time and Place of Meeting

        The Annual Meeting will be held on Thursday, May 29, 2003 at 8:00 a.m., local time, at USA's offices at 8800 Sunset Boulevard, West Hollywood, California.

Record Date; Shares Outstanding and Entitled to Vote

        Only holders of record of common stock, Class B common stock and preferred stock at the close of business on April 1, 2003 (the "Record Date") are entitled to notice of, and will be entitled to vote at, the Annual Meeting. Preferred stock is entitled to two votes per share, Class B common stock is entitled to ten votes per share and common stock is entitled to one vote per share on each matter that preferred stock, Class B common stock and common stock vote together as a single class. At the close of business on the Record Date, there were 438,240,434 shares of common stock, 64,629,996 shares of Class B common stock and 13,118,182 shares of preferred stock outstanding and entitled to vote.

Voting and Revocation of Proxies

        The proxy conferred by the proxy card accompanying this Proxy Statement is solicited on behalf of the Board of Directors of USA for use at the Annual Meeting. Stockholders of record may vote their shares in any of four ways:

  •
  Submitting a Proxy by Mail. If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

  •
  Submitting a Proxy by Telephone. Submit a proxy for your shares by telephone proxy by using the toll-free telephone number provided on your proxy card. Telephone proxy voting is available 24 hours a day.

  •
  Submitting a Proxy by Internet. Submit your proxy via the Internet. The web site for Internet proxy voting is on your proxy card, and Internet proxy voting is also available 24 hours a day.

  •
  Voting in Person. Vote by appearing and voting in person at the Annual Meeting.

        Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with this Proxy Statement. If you submit a proxy by telephone or via the Internet you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the Internet are located on the proxy card enclosed with this Proxy Statement.

        All proxies properly submitted, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated thereon, such proxies will be voted FOR each of the proposals described in this Proxy Statement.

        A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering to The Bank of New York a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (2) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). You should send any written notice or new proxy card to USA c/o The Bank of New York at the following address: USA Interactive, P.O. Box 11001, New York, New York 10203-0001 or follow the instructions provided on your proxy card to submit a proxy by telephone or via the Internet. You may request a new proxy card by calling our proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885 (toll-free).

        If you hold your shares through a bank or broker, follow the voting instructions on the form you receive from your bank or broker.

        Your vote is important. We urge you to submit your proxy by telephone, Internet or by signing and returning the accompanying proxy card whether or not you plan to attend the Annual Meeting.

        The Board of Directors of USA does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of the Annual Meeting. So far as is known to the USA Board, no other matters are to be brought before the Annual Meeting. If any other business properly comes before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies.

Vote Required

        Election of nine of the director nominees to be elected at the Annual Meeting requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of common stock, Class B common stock and preferred stock voting together as a single class (the "Total Voting Power"). Election of three of the director nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of common stock, voting as a separate class.

        Approval of USA's Amended and Restated 2000 Stock and Annual Incentive Plan requires the affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by proxy at the Annual Meeting and voting on this proposal.

        Approval of the ratification of auditors requires the affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by proxy at the Annual Meeting and voting on this proposal.

        Pursuant to an amended and restated stockholders agreement, each of Vivendi Universal S.A. ("Vivendi"), Universal Studios, Inc., a subsidiary of Vivendi ("Universal"), and Liberty Media Corporation ("Liberty") has granted to Mr. Diller an irrevocable proxy over all USA securities owned by Vivendi, Liberty and their subsidiaries for all matters, except that each of Mr. Diller and Liberty generally has the right to consent to limited matters in the event that USA's ratio of total debt to

EBITDA (as defined in an amended and restated governance agreement among USA, Vivendi, Universal, Liberty and Mr. Diller) equals or exceeds four to one over a continuous 12-month period. As a result, Mr. Diller, through shares owned by him as well as those owned by Liberty and Vivendi, generally controls the vote on 19.4% of the common stock, 100% of the Class B common stock and 66.0% of the combined voting power of the common stock, the Class B common stock and the preferred stock. Thus, regardless of the vote of any other USA stockholder, Mr. Diller has control over the vote on each matter to be considered by stockholders at the Annual Meeting other than the election of the three directors to be elected separately by the holders of the common stock.

Quorum; Broker Non-Votes

        The presence, either in person or by proxy, of the holders of USA's securities representing a majority of USA's Total Voting Power entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of USA common stock, Class B common stock and preferred stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes, although counted for purposes of determining whether there is a quorum at the Annual Meeting, will not be voted. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        With respect to the approval of USA's Amended and Restated 2000 Stock and Annual Incentive Plan and the ratification of auditors, abstentions will have the same effect as votes against such proposal and broker non-votes will have no effect on the outcome of such proposal.

        If a quorum is not obtained, it is expected that the Annual Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that theretofore have been effectively revoked or withdrawn.

Solicitation of Proxies and Expenses

        USA will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of USA may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, USA will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and preferred stock and to request authority for the exercise of proxies. In such cases, USA, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

        USA has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from USA stockholders. The fee for such firm's services is estimated not to exceed $15,000 plus reimbursement for reasonable out-of-pocket costs and expenses in connection therewith.

ITEM 1
ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Information Concerning Nominees

        At the upcoming Annual Meeting, a board of 12 directors will be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of USA has designated Messrs. Keough and Spoon and General Schwarzkopf as nominees for the positions on the USA Board to be elected by the holders of USA common stock voting as a separate class. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent directors of the Company.

        Background information about the Board's nominees for election is set forth below.

        Richard N. Barton, age 35, has been a director of USA since February 2003. Mr. Barton founded Expedia, Inc. He has served as the President and Chief Executive Officer and a director of Expedia from September 1999 through March 2003. Prior to that, Mr. Barton worked from 1991 to 1994 in various product management roles for Microsoft on the Windows 95, Windows 3.1, MS-DOS 6 and MS-DOS 5 operating systems. Prior to joining Microsoft, he worked as a strategy consultant. He is currently on the board of directors of NetFlix and AtomShockwave, Inc.

        Robert R. Bennett, age 44, has been a director of USA since October 2001. Mr. Bennett has also served as the President and Chief Executive Officer of Liberty since April 1997 and a director of Liberty since September 1994. Mr. Bennett served as Executive Vice President of TeleCommunications Inc. from April 1997 until March 1999. Mr. Bennett served as the Executive Vice President, Secretary and Treasurer of Liberty from June 1995 through March 1997, Chief Financial Officer from May 1996 through March 1997, and in various executive positions since Liberty's inception in 1990. Mr. Bennett also served as acting Chief Financial Officer of Liberty Digital, Inc. from June 1997 to July 1997. Mr. Bennett is a director of UnitedGlobalCom, Inc., Ascent Media Group, Inc., Liberty Satellite & Technology, Inc., and OpenTV Corp.

        Edgar Bronfman, Jr., age 47, has been a director of USA since February 1998. He is Chief Executive Officer of Lexa Partners LLC and a partner of Accretive Technologies LLC. Mr. Bronfman also serves as Vice Chairman of the Vivendi Board of Directors and as Co-Chairman of A&G Group Limited. Mr. Bronfman was appointed Executive Vice Chairman of Vivendi in December 2000 and he resigned from his position as an executive and officer of Vivendi on March 31, 2002. Prior to December 2000, he had been President and Chief Executive Officer of The Seagram Company Ltd., a post he held since June 1994 and from 1989 to June 1994 he was President and Chief Operating Officer of Seagram. Mr. Bronfman is a director of Vivendi, Equitant, Inc., Fandango and NewRoads and a member of the Board of New York University Medical Center and the Board of Governors of The Joseph H. Lauder Institute of Management & International Studies at the University of Pennsylvania.

        Barry Diller, age 61, has been a director and the Chairman and Chief Executive Officer of USA (or its predecessors) since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller currently serves as a director of Expedia, Inc., Hotels.com, The Washington Post Company and The Coca-Cola Company. He also serves on the Board of the Museum of Television and Radio, the New York Public Library, Conservation International and 13/WNET. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School

of Cinema-Television, the New York University Board of Trustees, the Tisch School of the Arts Dean's Council and the Executive Board for the Medical Sciences of University of California, Los Angeles.

        Jean-René Fourtou, age 63, has been a director of USA since September 2002. He is the Chairman and Chief Executive Officer of Vivendi. From December 1999 to May 2002, he was the Vice Chairman of the Management Board of Aventis, and since May 2002 the Honorary Chairman of Aventis and the Vice Chairman of the Supervisory Board of Aventis. In 1986 he served as the Chairman and Chief Executive Officer of Rhone-Poulenc. Mr. Fourtou also serves as President of the International Chamber of Commerce. He is also an Executive Board Member of AXA Financial Inc., Equitable Life Insurance, Aventis, Cap Gemini Ernst and Young, and KADS.

        Victor A. Kaufman, age 59, has been a director of USA since December 1996 and has been Vice Chairman of USA since October 1999. Previously, Mr. Kaufman served in the Office of the Chairman for USA since January 1997 and as Chief Financial Officer of USA since November 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. since March 1992 and as a director of Savoy since February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also serves as a director of Hotels.com and Expedia, Inc.

        Donald R. Keough, age 76, has been a director of USA since September 1998. He is Chairman of the Board of Allen & Company Incorporated, a New York investment banking firm. He was elected to that position in April 1993. Mr. Keough retired as President, Chief Operating Officer and a director of The Coca-Cola Company in April 1993. Mr. Keough serves as a director on the boards of The Washington Post Company, McDonald's Corporation and YankeeNets, LLC. He is a past chairman of the board of trustees of the University of Notre Dame and a trustee of several other educational institutions. He also serves on the boards of a number of national charitable and civic organizations.

        Marie-Josée Kravis, age 53, has been a director of USA since March 2001. She is a Senior Fellow of the Hudson Institute as well as the Council on Foreign Relations. Mrs. Kravis has been associated with the Hudson Institute since 1973 when she joined as a senior economist. She held a number of positions with the Hudson Institute before being elected executive director of the Hudson Institute of Canada in 1976. She returned to the U.S. and became a Senior Fellow of the Institute in 1994. Mrs. Kravis received an honorary doctorate of law at the University of Windsor and Laurentian University. She obtained a master's degree in economics from the University of Ottawa. She was a member of the Quebec government's Consultative Committee on Financial Institutions, Vice Chair of the federal Royal Commission on National Passenger Transportation, member of the Canadian government's Communications Research Advisory Board and the Canadian Council for Research on Social Science and the Humanities. Mrs. Kravis is also a director of Vivendi Universal S.A., Hollinger International Inc. and Ford Motor Company.

        John C. Malone, age 62, has been a director of USA since October 2001. Dr. Malone has served as Chairman of the Board and a director of Liberty since 1990, and as Chairman of the Board and a director of TCI Satellite Entertainment, Inc. since December 1996. Dr. Malone served as Chairman of the Board of TeleCommunications Inc. ("TCI") from November 1996 until the acquisition of TCI by AT&T Corp. in March 1999, as Chief Executive Officer of TCI from January 1994 to March 1999, and as President of TCI from January 1994 to March 1997. Dr. Malone served as Chief Executive Officer of TCI Communications, Inc., the domestic cable subsidiary of TCI prior to the AT&T merger ("TCIC"), from March 1992 to October 1994, and as President of TCIC from 1973 to October 1994. Dr. Malone is also a director of The Bank of New York, United Global Communications, CATO

Institute, Discovery Communications, Cable Television Laboratories, Inc. (Chairman Emeritus) and the Nature Conservancy.

        Gen. H. Norman Schwarzkopf, age 68, has been a director of USA since December 1996. He previously had served as a director of Home Shopping Network since May 1996. Since his retirement from the military in August 1991, General Schwarzkopf has been an author, a lecturer and a participant in several television specials and works with NBC as a consultant. From August 1990 to August 1991, he served as Commander-in-Chief, United States Central Command and Commander of Operations, Desert Shield and Desert Storm. General Schwarzkopf had 35 years of service with the military. He is also on the Nature Conservancy's President's Conservation Council, Chairman of the Starbright Capital Campaign, co-founder of the Boggy Creek Gang, a member of the University of Richmond Board of Trustees, and serves on the Boards of Directors of Remington Arms Company and Cap CURE, Association for the Cure of Cancer of the Prostate.

        Alan Spoon, age 51, has been a director of USA since February 2003. Since May 2000, Mr. Spoon has been managing general partner at Polaris Venture Partners. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company from May 1991 through March 2000 and served as President from September 1993 through March 2000. Prior to that, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon is also a director of Human Genome Sciences, Inc., International Data Group and Danaher Corporation, and he served as a director of Ticketmaster from December 1997 through the first part of January 2003. In his not-for-profit affiliations, Mr. Spoon is a Regent of the Smithsonian Institution and a member of the MIT Corporation.

        Diane Von Furstenberg, age 56, has been a director of USA since March 1999. She is a designer and the founder of Diane Von Furstenberg Studio L.P. and has served as its Chairman since August 1995. Previously, she was the Chairman of Diane Von Furstenberg Studio, which she also founded. Mr. Diller and Ms. Von Furstenberg are married.

        The Board recommends that the stockholders vote FOR the election of each of its nominees for director named above.

Information Concerning Executive Officers

        Background information about the Company's executive officers who are not nominees for election as director is set forth below.

        Anne M. Busquet, age 53, has served as President, Travel Services since January 2003 and has been a director of USA service March 1999. Prior to joining USA, Ms. Busquet was the President of AMB Advisors, LLC, an independent consulting firm, from September 2001 until December 2002. Previously, she was President, Interactive Services and New Businesses, an American Express division, from July 2000 to April 2001, and before that she was President of American Express Relationship Services from October 1995 to July 2000 and the Executive Vice President of American Express' Consumer Card Group since November 1993. Ms. Busquet also serves on the Board of Directors of Expedia, Inc. and Hotels.com.

        Dara Khosrowshahi, age 33, has been Executive Vice President and Chief Financial Officer of USA since January 2002 and had previously been Executive Vice President, Operations and Strategic Planning of USA since July 2000. From August 1999 to July 2000, Mr. Khosrowshahi served as President, USA Networks Interactive, a division of USA. Mr. Khosrowshahi joined USA in 1998 as Vice President of Strategic Planning for USA, and was later promoted to Senior Vice President in May 1999. Prior to joining USA, Mr. Khosrowshahi worked at Allen & Company Incorporated from 1991 to 1998 where he served as Vice President from 1995 to 1998. He is a member of the Board of Directors of Hotels.com, Expedia, Inc. and BET.com.

        Julius Genachowski, age 40, has been Executive Vice President, General Counsel and Secretary of USA since January 2002 and Senior Vice President, General Counsel and Secretary of USA since August 2000. Mr. Genachowski joined the Company in December 1997 as General Counsel and Senior Vice President, Business Development of USA Broadcasting. He has also held the position of Vice President, Corporate Development at Ticketmaster Online-Citysearch, Inc. From 1994-1997, Mr. Genachowski served at the Federal Communications Commission, as Chief Counsel to Chairman Reed Hundt and, before that, as Special Counsel to General Counsel William E. Kennard. He served as a law clerk to Supreme Court Justice David H. Souter in 1993-1994 and, in 1992-1993, to retired Supreme Court Justice William J. Brennan, Jr. He was also a law clerk to Chief Judge Abner J. Mikva of the U.S. Court of Appeals for the D.C. Circuit. Mr. Genachowski has worked for Representative (now Senator) Charles Schumer, as well as the U.S. House of Representatives Iran-Contra Committee.

        Daniel C. Marriott, age 34, joined USA as Senior Vice President, Strategic Planning as of March 1, 2002. He served as Executive Vice President, Corporate Strategy and Development of Ticketmaster from January 2000 to March 2002, and also served concurrently as President of Citysearch from October 2001 to March 2002. Prior to such positions, Mr. Marriott served as Executive Vice President, Business Development of Ticketmaster from February 1999 to December 1999 and Executive Vice President, Product Development and Marketing of Ticketmaster from August 1997 to January 1999. Prior to joining Ticketmaster, Mr. Marriott was employed by PepsiCo for approximately seven years, most recently in the position of Senior Product Manager for PepsiCo's Frito-Lay division. He is a member of the Board of Directors of Expedia, Inc. and Hotels.com.

        Thomas McInerney, age 38, joined USA as President of Electronic Retailing as of January 17, 2003. Previously, Mr. McInerney served as Chief Financial Officer and Executive Vice President of Ticketmaster since May 1999 when he joined the Company. Prior to joining Ticketmaster, Mr. McInerney was an investment banker with Morgan Stanley Dean Witter for eleven years, most recently as a Principal. Mr. McInerney holds a B.A. from Yale University and a M.B.A. from Harvard Business School.

        John Pleasants, age 37, joined USA as President of Information & Services as of January 17, 2003. Previously, Mr. Pleasants served as President of Ticketmaster since January 2000 and as its Chief Executive Officer and a director since May 2000. Prior to such positions, Mr. Pleasants served as President-Ticketing and Transactions from May 1999 to December 1999, Executive Vice President-New Markets from November 1998 to April 1999 and General Manager-New Markets from November 1996 to November 1998. From September 1993 to November 1996, Mr. Pleasants served as Product Manager for PepsiCo's Frito-Lay division. From May 1988 to August 1991, he worked as a Plant Manager and sales and marketing executive at Hygiene Industries, a textile manufacturer. Mr. Pleasants holds a M.B.A. from Harvard Business School. Mr. Pleasants serves as a director of Active.com.

Meetings and Committees of the Board

        The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation/Benefits Committee, and the Performance-Based Compensation Committee. The Board does not have a nominating committee.

        Audit Committee.    The Audit Committee of the Board of Directors currently consists of Messrs. Keough and Spoon and Gen. Schwarzkopf, each of whom satisfies the independence requirements under the current standards imposed by the rules of the Securities and Exchange Commission and the National Association of Securities Dealers listing standards. During 2002, the Audit Committee consisted of Mr. Keough and Gen. Schwarzkopf for the full year, Mr. William Savoy to June 2002 and Ms. Anne Busquet from June 2002 through December 2002. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Annex A. The Audit Committee is appointed by the Board to assist the

Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. Mr. Keough is Chairman of the Audit Committee. The Audit Committee met eight times during 2002. The formal report of the Audit Committee with respect to the year 2002 is set forth under the heading "Audit Committee Report" below.

        Compensation/Benefits Committee.    The Compensation/Benefits Committee of the Board of Directors currently consists of Messrs. Spoon, Bennett and Keough and Gen. Schwarzkopf. During 2002, the Compensation/Benefits Committee consisted of Mr. Keough for the full year, Mr. Savoy to June 2002, Ms. Busquet to December 2002, Mr. Bennett since June 2002 and Gen. Schwarzkopf since June 2002. The Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, except that the Performance-Based Compensation Committee exercises such powers with respect to performance-based compensation of corporate officers who are, or who may become, subject to Section 162(m) of the Internal Revenue Code. The Compensation/Benefits Committee is also authorized to exercise all of the powers of the Board of Directors in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. None of the members of the Compensation/Benefits Committee is an employee of the Company. Mr. Spoon is the current Chairman of the Compensation/Benefits Committee. The Compensation/Benefits Committee met six times during 2002.

        Performance-Based Compensation Committee.    The Performance-Based Compensation Committee of the Board of Directors currently consists of Mr. Spoon and Gen. Schwarzkopf. During 2002, the Committee consisted of Mr. Savoy to June 2002, Ms. Busquet to December 2002, and Gen. Schwarzkopf from June 2002. The Performance-Based Compensation Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to performance-based compensation of corporate officers who are, or may become, subject to Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to a corporation's chief executive officer and four other most highly compensated executive officers, unless certain conditions are met. None of the members of the Performance-Based Compensation Committee is an employee of the Company. The Performance-Based Compensation Committee met five times during 2002 and acted by written consent one time during 2002.

        Executive Committee.    The Executive Committee of the Board of Directors consisted of Messrs. Diller, Kaufman and Bronfman during 2002. The Executive Committee has all the power and authority of the Board of Directors of the Company, except those powers specifically reserved to the Board by Delaware law or the Company's organizational documents. The Executive Committee met three times and acted by written consent two times during 2002.

        The Board met six times and acted by written consent six times during 2002. During 2002, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served with the exception of Messrs. Bennett and Fourtou.

Security Ownership of Certain Beneficial Owners and Management

        The following table presents, as of January 31, 2003, information relating to the beneficial ownership of USA's common stock by (1) each person known by USA to own beneficially more than 5% of the outstanding shares of USA's common stock, (2) each director of USA, (3) each of the Chief Executive Officer and the four other most highly compensated executive officers of USA who served in such capacities as of December 31, 2002 (the "Named Executive Officers"), and (4) all executive officers and directors of USA as a group. The table also presents, as of January 31, 2003, information relating to the beneficial ownership of shares of Class A common stock of Hotels.com, a subsidiary of

USA ("Hotels"), shares of Class A common stock of Expedia, Inc., a subsidiary of USA ("Expedia"), and shares of Class A common stock of Styleclick, Inc., a subsidiary of USA ("Styleclick"), by (1) each director of USA, (2) each of the Named Executive Officers, and (3) all executive officers and directors of USA as a group.

        Unless otherwise indicated, beneficial owners listed here may be contacted at USA's corporate headquarters address, 152 West 57th Street, New York, New York 10019. For each listed person, the number of shares of USA common stock, Hotels Class A common stock and Styleclick Class A common stock, and percent of each such class listed assumes the conversion of any shares of USA Class B common stock, Hotels Class B common stock and Styleclick Class B common stock owned by such person, but does not assume the conversion of those shares owned by any other person. Shares of USA Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of USA common stock. Shares of Hotels Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of Hotels Class A common stock. Shares of Styleclick Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of Styleclick Class A common stock. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. For each listed person, the number of shares and percent of class listed includes shares of USA common stock, Hotels Class A common stock and Styleclick Class A common stock that may be acquired by such person upon exercise of stock options that are or will be exercisable within 60 days of January 31, 2003. Unless specifically set forth in the following table, the listed person did not beneficially own, as of January 31, 2003, any shares of Hotels common stock, Styleclick common stock or Expedia common stock.

        The percentage of votes for all classes of USA common stock is based on one vote for each share of USA common stock, ten votes for each share of USA Class B common stock and two votes for each share of USA preferred stock. The percentage of votes for all classes of Hotels common stock is based on one vote for each share of Hotels Class A common stock and 15 votes for each share of Hotels Class B common stock. The percentage of votes for all classes of Styleclick common stock is based on one vote for each share of Styleclick Class A common stock and 15 votes for each share of Styleclick Class B common stock. The percentage of votes for all classes of Expedia common stock is based on one vote for each share of Expedia Class A common stock and 15 votes for each share of Expedia Class B common stock.

Name and Address of Beneficial Owner	Title of Class	Number of Shares		Percent of Class	Percent of Votes (All Classes)
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	USA common	35,144,900	(1)	8.1%	3.2%
Janus Capital Management LLC 100 Filmore Street Denver, CO 80206	USA common	19,731,421	(1)	4.6%	1.8%

Legg Mason Wood Walker, Incorporated 100 Light Street Baltimore, MD 21203	USA common	26,165,514	(1)	6.1%		2.4%
Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	USA common	89,738,567	(2)	18.6%		49.9%
Microsoft Corporation One Microsoft Way Redmond, WA 98052	USA common USA preferred	53,318,277 12,808,605	(3) (3)	11.5%		4.8%
Vivendi Universal S.A 42, Avenue Friedland 75380 Paris cedex 08/France	USA common	117,079,043	(4)	23.2%		20.4%
Barry Diller	USA common Hotels Class A Styleclick Class A Expedia Class A	256,183,004 — — —	(2)(5) (6) (7) (8)	42.5%		69.2%
Richard N. Barton	USA common Expedia Class A	50,000 809,127	(9) (10)	* 3.2%		* *
Robert R. Bennett	USA common	26,096	(11)	*		*
Edgar Bronfman, Jr.	USA common	5,500	(12)	*		*
Anne M. Busquet	USA common	55,665	(13)	*		*
Jean René Fourtou	USA common	—
Julius Genachowski	USA common	337,437	(14)	*		*
Victor A. Kaufman	USA common	1,621,760	(15)	*		*
Donald R. Keough	USA common	211,341	(16)	*		*
Dara Khosrowshahi	USA common Hotels Class A	593,786 64,383	(17) (18)	* *		* *
Marie-Josée Kravis	USA common	6,666	(19)	*		*
John C. Malone	USA common	—	(11)
Daniel Marriott	USA common	829,207	(20)	*		*
Gen. H. Norman Schwarzkopf	USA common	169,665	(21)	*		*
Alan Spoon	USA common	51,425	(22)	*		*
Diane Von Furstenberg	USA common	26,665	(23)	*		*
All executive officers and directors as a group (18 persons)	USA common Hotels Class A Expedia Class A	261,562,681 66,383 809,127		43.0 * 3.2	% %	70.9 * * %

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information filed with the Securities and Exchange Commission as of February 15, 2003.

(2)
Consists of 38,538,527 shares of USA common stock and 2,353,188 shares of USA Class B common stock held by Liberty and 44 shares of USA common stock held collectively by the BDTV Entities and 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of USA Class B common stock held by BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc. (collectively, the "BDTV Entities"), respectively. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Pursuant to an amended and restated stockholders agreement among Liberty, Universal, Vivendi and Mr. Diller (the "Amended and Restated Stockholders Agreement"), Mr. Diller generally has the right to vote all of the shares of USA common stock and USA Class B common stock held by Liberty and BDTV Entities.

(3)
Based on information filed with the Securities and Exchange Commission as of February 15, 2002. Consists of 20,096,634 shares of USA common stock, 14,245,932 shares of USA common stock issuable upon exercise of the same number of USA warrants and 18,975,711 shares of USA common stock issuable upon conversion of 12,808,605 shares of USA preferred stock.

(4)
Consists of 43,181,308 shares of USA common stock, 13,430,000 shares of USA Class B common stock and warrants to purchase 60,467,735 shares of USA common stock held by Vivendi. Pursuant to the Amended and Restated Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of USA common stock and USA Class B common stock held by Vivendi.

(5)
Consists of 2,043,705 shares of USA common stock owned by Mr. Diller, options to purchase 47,120,888 shares of USA common stock granted under USA's stock option plans, 200,801 shares of USA common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 44 shares of USA common stock and 48,846,808 shares of USA Class B common stock held by the BDTV Entities, 38,538,527 shares of USA common stock and 2,353,188 shares of USA Class B common stock which are held by Liberty, and 43,181,308 shares of USA common stock, 13,430,000 shares of USA Class B common stock and warrants to purchase 60,467,735 shares of USA common stock, which are held by Vivendi, as to which Mr. Diller has general voting authority under the Stockholders Agreement. Excludes options to purchase 26,665 shares of USA common stock held by Ms. Von Furstenberg, as to which Mr. Diller disclaims beneficial ownership.

(6)
Excludes 38,999,100 shares of Hotels Class B common stock owned by USA, as to which Mr. Diller disclaims beneficial ownership. These shares are convertible into an equal number of shares of Hotels Class A common stock.

(7)
Excludes 23,153,713 shares of Styleclick Class B common stock owned by USA, as to which Mr. Diller disclaims beneficial ownership. These shares are convertible into an equal number of shares of Styleclick Class A common stock.

(8)
Excludes 936,815 shares of Expedia Class A common stock and 34,507,275 shares of Expedia Class B common stock owned by USA, as to which Mr. Diller disclaims beneficial ownership. The common stock has one vote per share and the Class B common stock generally has 15 votes per share. Does not reflect Expedia's two-for-one stock split effective March 10, 2003.

(9)
Consists of options to purchase 50,000 shares of USA common stock granted under USA's stock option plans.

(10)
Consists of 4,115 shares of Expedia common stock, 25,000 shares of Expedia restricted stock, options to purchase 608,991 shares of Expedia common stock and warrants to purchase 171,021 shares of Expedia common stock. Does not reflect Expedia's two-for-one stock split effective March 10, 2003.

(11)
Excludes shares beneficially owned by Liberty, as to which Messrs. Bennett and Malone disclaim beneficial ownership.

(12)
Includes 5,500 shares of USA common stock held through a 401(k) plan.

(13)
Consists of 4,000 shares of USA common stock, 25,000 restricted stock units and options to purchase 26,665 shares of USA common stock granted under USA's stock option plans.

(14)
Consists of 25,771 shares of USA common stock, 15,000 shares of USA restricted stock and options to purchase 296,666 shares of USA common stock granted under USA's stock option plans.

(15)
Consists of 19,260 shares of USA common stock, 15,000 shares of USA restricted stock and options to purchase 1,587,500 shares of USA common stock granted under USA's stock option plans.

(16)
Consists of 84,676 shares of USA common stock and options to purchase 126,665 shares of USA common stock granted under USA's stock option plans. Excludes shares of USA common stock beneficially owned by Allen & Co., for which Mr. Keough serves as Chairman. Mr. Keough disclaims beneficial ownership of such shares.

(17)
Consists of 42,120 shares of USA common stock, 15,000 shares of USA restricted stock and options to purchase 536,666 shares of USA common stock granted under USA's stock option plans.

(18)
Consists of options to purchase 64,383 shares of Hotels Class A common stock granted under Hotels' stock option plans.

(19)
Consists of options to purchase 6,666 shares of USA common stock granted under USA's stock option plans.

(20)
Consists of 16 shares of USA common stock, 21,700 shares of USA restricted stock and options to purchase 807,491 shares of USA common stock granted under USA's stock option plans.

(21)
Consists of options to purchase 169,665 shares of USA common stock granted under USA's stock option plans.

(22)
Consists of options to purchase 51,425 shares of USA common stock granted under Ticketmaster stock option plans assumed by USA.

(23)
Consists of options to purchase 26,665 shares of USA common stock granted under USA's stock option plans. Excludes shares beneficially owned by Mr. Diller, as to which Ms. Von Furstenberg disclaims beneficial ownership.

        The following table presents, as of January 31, 2003, information relating to the beneficial ownership of USA's Class B common stock:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Barry Diller(1) c/o USA Interactive 152 West 57th Street New York, NY 10019	64,629,996	100.0%
Liberty Media Corporation(1) 9197 South Peoria Street Englewood, CO 80112	2,353,188	3.6%
BDTV Entities(1) (includes BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC.) 8800 Sunset Boulevard West Hollywood, CA 90069	48,846,808	75.6%
Vivendi Universal S.A.(2) 42, Avenue de Friedland 75380 Paris cedex 08/France	13,430,000	20.8%

(1)
Liberty holds 2,353,188 shares of USA Class B common stock and the BDTV Entities hold 48,846,808 shares of USA Class B common stock. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Pursuant to the Amended and Restated Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of USA Class B common stock held by Liberty and the BDTV Entities.

(2)
Mr. Diller generally votes all of the shares held by Vivendi under the terms of the Amended and Restated Stockholders Agreement.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2002, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

					Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights
Plan Category
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	56,215,852	(4)(5)	$11.19	(6)	19,495,093
Equity compensation plans not approved by security holders(2)	11,986,388		$11.87		0

Total(3)	69,276,974		$11.31	(6)	19,493,693

(1)
These plans are the Company's 2000 Stock and Annual Incentive Plan, 1997 Stock and Annual Incentive Plan, Director's Stock Option Plan, Deferred Compensation Plan for Non-Employee Directors, Silver King Communications, Inc. 1995 Stock Incentive Plan, Home Shopping Network 1996 Stock Option Plan for Employees, 1986 Stock Option Plan for Employees and 1992 Silver King Communications, Inc. Stock Option and Restricted Stock Plan.

(2)
Reflects options granted under the 1999 Stock Option Plan, the Equity and Bonus Compensation Agreement and the 1997 Director Stock Option Agreement.

(3)
Does not include options to purchase an aggregate of 380,425 shares, at a weighted average exercises price of $7.04, granted under a plan assumed in connection with an acquisition transaction. No additional options may be granted under these assumed plans.

(4)
Includes an aggregate of 549,769 shares of restricted stock. Does not include shares underlying restricted stock units granted in early 2003 in respect of 2002 performance. These shares appear in column (c).

(5)
Includes an aggregate of 19,399 shares underlying stock units, payable on a one-for-one basis, credited to stock unit accounts as of December 31, 2002 under the USA Deferred Compensation Plan for Non-Employee Directors.

(6)
Weighted average exercise price calculation excludes restricted stock and stock units.

  1999 Stock Option Plan

        In February 2000, the Company's Board of Directors approved the 1999 Stock Option Plan (the "1999 Plan"). An award of stock options exercisable for 4.4 million shares of the Company's common stock, the total amount available under the 1999 Plan, at an exercise price of $22.59 per share was made in February 2000 to Dr. Georg Kofler in consideration of his entering into an employment arrangement with a German affiliate of Home Shopping Network. The options vest over four years, with 25% vesting on the first, second, third and fourth anniversaries of the date of grant, and remain exercisable for ten years from the date of grant. Subject to applicable law, these options are freely transferable by the holders thereof by written notice to the Company, or by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

  Equity and Bonus Compensation Agreement

        In August 1995, the Company granted to Mr. Diller stock options to acquire 7,583,388 shares of the Company's common stock at an exercise price of $5.66 per share (both the number of shares and the exercise price have been adjusted to reflect the Company's two stock splits since the date of grant) pursuant to the Equity and Bonus Compensation Agreement. The options vested over four years, with 25% vesting on the first, second, third and fourth anniversaries of the date of grant, and are exercisable for ten years from the date of grant. For additional information about this agreement, please see "Executive Compensation—Equity Bonus Agreement; Employment Agreements" below.

  1997 Director Stock Option Agreement

        In January 1997, the Company's Board of Directors approved a stock option grant to acquire 9,000 shares of USA common stock at an exercise price of $5.64 per share (both the number of shares and the exercise price have been adjusted to reflect the Company's two stock splits since the date of grant) to a member of the Company's Board of Directors for his continuing contributions to the board. The options vested in thirds, with the first third vesting on the date of grant, the second vesting in May 1997 and the remainder vesting in May 1998. The options expire May 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock and other equity securities of the Company with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company, and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10%

beneficial owners complied with these filing requirements in 2002, except that due to administrative error, each of Messrs. Kaufman and Khosrowshahi did not timely file one Form 4 to report the withholding of shares upon vesting of restricted stock to satisfy tax withholding obligations, which have subsequently been filed, and Mr. Bronfman did not timely file one Form 4 to report a purchase of shares for his 401K plan, which has subsequently been filed.

ITEM 2
APPROVAL OF THE AMENDED AND RESTATED USA INTERACTIVE
2000 STOCK AND ANNUAL INCENTIVE PLAN

Introduction

        In 2000, the stockholders of USA voted on and approved the 2000 Stock and Annual Incentive Plan in order to, among other things, approve the performance measures under the plan, which are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) generally requires that any changes to the performance goals set forth in the plan be approved by the company's stockholders. USA wishes to amend the plan to, among other things, change the performance measures to include EBITA and to make the definition of EBITDA consistent in relevant part. Accordingly, USA is seeking stockholder approval of the Amended and Restated 2000 Stock and Annual Incentive Plan. USA is not seeking to increase the aggregate number of shares authorized for issuance under the plan.

        Subject to stockholder approval, the performance measures have been changed to include EBITA, which is defined as: for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, as disclosed in USA's filings with the SEC, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, as disclosed in USA's filings with the SEC, (iii) disengagement expenses, defined as costs incurred by Home Shopping Network as a result of the sale of USA Broadcasting stations which previously aired Home Shopping programming, (iv) restructuring charges, as defined under GAAP, (v) non cash write-downs of assets or goodwill, defined as write-downs of such items that did not result in a cash expenditure in the current period, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts, and (viii) costs incurred for proposed and completed acquisitions that are not allowed to be capitalized under GAAP.

        In addition, subject to stockholder approval, the definition of EBITDA has been changed from: consolidated earnings (losses) of USA before extraordinary items and the cumulative effect of accounting changes, as determined by USA in accordance with GAAP, and before interest (expenses or income), taxes, depreciation, amortization, non-cash gains and losses from sales of assets other than in the ordinary course of business and non-cash expense charged against earnings resulting from the application of accounting for business combinations in accordance with Accounting Principles Board Opinion No. 16 ("APB No. 16") to: operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, as disclosed in USA's filings with the SEC, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, as disclosed in USA's filings with the SEC, (iii) disengagement expenses, defined as costs incurred by Home Shopping Network as a result of the sale of USA Broadcasting stations which previously aired Home Shopping programming, (iv) restructuring charges, as defined under GAAP, (v) non cash write-downs of assets or goodwill, defined as write-downs of such items that did not result in a cash expenditure in the current period, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts, and (viii) costs incurred for proposed and completed acquisitions that are not allowed to be capitalized under GAAP in the amended and restated plan.

        In addition to modifying the definition of EBITDA and adding EBITA as a performance goal, amendments to the plan include:

  •
  specifying that shares used for exercises of options and for withholding of taxes will be available for grant under the plan;

  •
  enabling USA to establish a performance period under the bonus program of less than one year;

  •
  amending the plan's change of control definition to eliminate the clause providing that an acquisition of USA by Vivendi Universal, S.A. would not constitute a change of control and to provide that a change of control would not occur upon stockholder approval of certain business combinations, but upon consummation of such business combinations;

  •
  broadening the delegation of administrative authority to allow management to be delegated authority to make grants to the extent permitted by applicable law;

  •
  clarifying the specific number of incentive stock options ("ISOs") that may be granted under the plan;

  •
  adding attestation of shares as mechanism for exercising options with previously owned shares; and

  •
  adding a section permitting modification of the plan if necessary to comply with foreign laws.

        USA is not seeking to increase the number of shares available for awards under the plan or to amend the maximum number of equity awards or maximum amount of bonuses that may be granted or paid to participants under the plan. Except as set forth above, all material terms of the plan will remain in effect as initially approved at the 2000 annual meeting. The following description of the material terms of the plan is qualified in its entirety by reference to the terms of the Amended and Restated 2000 Stock and Annual Incentive Plan, a copy of which is attached to this proxy statement as Appendix B.

Description

        Administration.    The plan will be administered by the Compensation/Benefits Committee or such other committee of the Board as the Board may from time to time establish. The committee administering the plan will be referred to in this description as the "committee." Among other things, the committee will have the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award, and to determine the terms and conditions of any such awards. All determinations by the committee or its designee under the plan will be final, binding and conclusive.

        Eligibility.    Persons who serve or agree to serve as officers, employees, non-employee directors or consultants of USA and its subsidiaries and affiliates designated by the committee who are responsible for or contribute to the management, growth and profitability of USA are eligible to be granted awards under the plan.

        Plan Features.    The plan, as originally approved by stockholders in April 2000, authorizes the issuance of up to 20,000,000 shares of common stock pursuant to the grant or exercise of stock options, including incentive stock options ("ISOs"), nonqualified stock options, stock appreciation rights ("SARs"), restricted stock, performance units and bonus awards. This authorized amount is not being changed as a result of the amendment and restatement of the plan. No single participant may be granted awards pursuant to the plan covering in excess of 16,000,000 shares of common stock over the life of the plan. The maximum number of shares of common stock that may be issued pursuant to ISOs will be 16,000,000. If any award is forfeited or if any stock option or SAR terminates without being exercised, or if any SAR is exercised for cash, shares of common stock subject to such awards will be available for distribution in connection with awards under the plan. If the option price of any stock option granted under the plan is satisfied by delivering shares of common stock to USA (by actual delivery or attestation), only the number of shares of common stock issued net of the shares of common stock delivered or attested to will be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under awards other than ISOs under the plan. To the extent any shares are not delivered to a participant because such shares are used to satisfy any applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the plan. The shares subject to grant under the plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board. No awards outstanding on the termination date of the plan will be affected or impaired by such termination. Awards generally will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options, pursuant to a qualified domestic relations order or, if permitted in the option agreement, pursuant to a gift to an optionee's immediate family or a specified individual (or a trust, partnership or limited liability company for such family or individual) or a charitable organization.

        As indicated above, several types of awards can be made under the plan. A summary of these grants is set forth below.

        Stock Options.    Eligible individuals can be granted stock options under the plan. The exercise price of such options cannot be less than 100% of the fair market value of the stock underlying the options on the date of grant. Stock options can either be ISOs or nonqualified stock options. The term of options is as determined by the committee, but an ISO may not have a term longer than ten years from the date of grant. Optionees may pay the exercise price in cash or, if approved by the committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or, to the extent permitted by applicable law, by "cashless exercise" through a broker or by withholding shares otherwise receivable on exercise. The committee will determine the vesting and exercise schedule of options, and the extent to which they will be exercisable after the optionee's employment terminates. Generally, unvested options terminate upon termination of employment, and vested options will remain exercisable for one year after the optionee's death, three years after the optionee's termination for disability, five years after the optionee's retirement and 90 days after the optionee's termination for any other reason. Vested options will also terminate upon the optionee's termination for "cause" (as defined in the plan).

        SARs.    SARs may be granted in conjunction with an option. An SAR entitles the holder to receive, upon exercise, the excess of the fair market value of a specified number of shares of common stock at the time of exercise over a specified price per share. Such amount will be paid to the holder in stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the committee may determine. An SAR is exercisable only when the related option is exercisable. The option will be cancelled to the extent that its related SAR is exercised, and the SAR will be cancelled to the extent the option is exercised.

        Restricted Stock.    Restricted stock may be granted with such restriction periods as the committee may designate. The committee may provide that a grant of restricted stock will vest upon the continued service of the participant and/or the satisfaction of applicable performance goals. The period during which the award is subject to such restrictions is referred to in this description as the "restricted period." Performance goals must be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, EBITDA, EBITA, operating income, revenues, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth) and/or stock price. Such performance goals may be based on the performance of USA or such subsidiary, affiliate, division or department of USA for which the participant performs services and that are intended to qualify for Section 162(m)(4)(c) of the Code, and also may be based on the attainment of specified levels of USA's performance under one or more of the measures described above relative to the performance of other corporations. In this description, performance goals based on the foregoing factors are referred to as "performance goals." The terms and conditions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the committee may require that the stock certificates evidencing restricted shares be held by USA. Restricted stock may not generally be sold, assigned, transferred, pledged or otherwise encumbered, and is generally forfeited upon termination of employment, unless otherwise provided by the committee. Other than such restrictions on transfer and any other restrictions the committee may impose, the participant will have all the rights of a stockholder with respect to the restricted stock award.

        Performance Units.    The committee may grant performance units payable in cash or shares of common stock, conditioned upon the continued service of the participant and/or the satisfaction of applicable performance goals. An "award cycle" consists of a period of consecutive fiscal years or portions thereof designated by the committee over which performance units are to be earned. At the conclusion of a particular award cycle, the committee will determine the number of performance units granted to a participant that have been earned and will deliver to such participant (i) the number of shares of common stock equal to the number of performance units determined by the committee to have been earned and/or (ii) cash equal to the fair market value of such shares. The committee may, in its discretion, permit participants to defer the receipt of payment under performance units. The committee may determine in the applicable performance unit agreement whether, and the manner in which, dividend equivalents will be payable with respect to performance units and any restrictions that will be applicable to such dividend equivalents.

        Bonus Awards.    Bonus awards granted to eligible employees of USA and its subsidiaries and affiliates under the plan will be based upon the attainment of the performance goals established by the committee for the plan year or a shorter period. Bonus amounts earned by any individual will be limited to $10,000,000 for any calendar year. Bonus amounts will be paid in cash or, in the discretion of the committee, in common stock, as soon as practicable (but within 90 days) following the end of the performance period. The committee may reduce or eliminate a participant's bonus award notwithstanding the achievement of performance goals.

        Tax Offset Bonuses.    At the time an award is made under the plan or at any time thereafter, the committee may grant to the participant receiving such award the right to receive a cash payment in an amount specified by the committee to be paid if the award results in compensation income to the participant.

        Change in Capitalization/Change in Control.    The plan provides that, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, spinoff or other distribution of property (including any extraordinary cash or stock dividend), or any reorganization or partial or complete liquidation of USA, the committee or the Board may make such substitution or adjustment in the aggregate number and kind of shares reserved for issuance under the plan, in the individual grant limits under the plan, in the number, kind and option price of shares subject to outstanding stock options and SARs, and in the number and kind of shares subject to other outstanding awards granted under the plan as may be determined to be appropriate by the committee or the Board, in its sole discretion. Any adjustment described in the immediately preceding sentence need not be the same for all participants. The plan also provides that in the event of a "change in control" (as defined in the plan) of USA: (i) SARs and stock options outstanding as of the date of the change in control, which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions and deferral limitations applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested, (iii) all performance units will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such performance units will be settled in cash or shares of USA common stock as promptly as practicable, (iv) unless provided otherwise at the time of grant, stock options may be surrendered, subject to certain limitations, at any time during the 60-day period following such change in control, for a cash payment (or, in certain circumstances, an equivalent number of shares of USA common stock or common stock of an acquiror) equal to the spread between the exercise price of the option and the "change in control price" (as defined in the plan) and (v) bonus awards may be paid out in whole or in part, in the discretion of the committee, notwithstanding whether performance goals have been achieved.

        Amendment and Discontinuance.    The plan may be amended, altered or discontinued by the Board, but, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules, no amendment, alteration or discontinuance may impair the rights of an optionee under an option or a recipient of an SAR, restricted stock award, performance unit award or bonus award previously granted without the optionee's or recipient's consent. The plan may not be amended without stockholder approval to the extent such approval is required by applicable law, NASDAQ or stock exchange rules or agreement. Notwithstanding the foregoing, USA may amend or alter the plan (or set up a program under the plan) in such a manner as may be necessary so as to have the plan conform to local rules and regulations in any jurisdiction outside the United States. No amendment may cause a qualified performance-based award to cease to qualify for the exemption for "performance based compensation" under Section 162(m) of the Code.

Federal Income Tax Consequences

        The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to stock options. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

        Nonqualified Options.    Upon the grant of a nonqualified option, the optionee will not recognize any taxable income and USA will not be entitled to a deduction. Upon the exercise of such an option or related SAR, the excess of the fair market value of the shares acquired on the exercise of the option or SAR over the exercise price or the cash paid under an SAR (the "spread") will constitute compensation taxable to the optionee as ordinary income. USA, in computing its U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee, subject to the limitations of Code Section 162(m).

        ISOs.    An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and, therefore, may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO, after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. USA is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

New Plan Benefits

        The following chart presents the benefits that will be received by or allocated to each of the following persons or groups for the calendar year 2003, to the extent that these benefits are determinable.

Name and Position	Number of Units(1)
Barry Diller, Chairman and Chief Executive Officer	N/A
Victor Kaufman, Vice Chairman	190,000
Dara Khosrowshahi, Executive Vice President and Chief Executive Officer	100,000
Julius Genachowski, Executive Vice President, General Counsel and Secretary	80,000
Daniel Marriott, Senior Vice President, Strategic Planning	50,000
Executive Group(2)	620,000
Non-Executive Director Group	90,000
Non-Executive Officer Employee Group(3)	2,036,000

(1)
Refers to restricted stock units granted or to be granted under the Plan during 2003, to the extent determinable. Units granted to the named executive officers also appear in the Summary Compensation Table as 2002 Restricted Stock Awards. All restricted stock units vest over time, and in some instances contingent on the attainment of performance criteria, as specified in agreements governing the awards.

(2)
Current executive officers as a group.

(3)
Total for all employees other than executive group.

        The Board recommends that the stockholders vote FOR approval of the Amended and Restated USA Interactive 2000 Stock and Annual Incentive Plan.

ITEM 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to stockholder ratification, the Audit Committee of the Board has appointed Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003 and until their successors are elected.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

        The Board considers Ernst & Young to be well qualified and recommends that the stockholders vote FOR ratification of their appointment as independent auditors of the Company for 2003.

EXECUTIVE COMPENSATION

General

        This section of the Proxy Statement sets forth certain information pertaining to compensation of the Chief Executive Officer and the Company's four most highly compensated executive officers during 2002 other than the Chief Executive Officer, as well as information pertaining to the compensation of members of the Board of Directors of the Company.

        The following table presents information concerning total compensation earned by the Named Executive Officers: the Chief Executive Officer and the four other most highly compensated executive officers of USA who served in such capacities as of December 31, 2002 for services rendered to USA during each of the last three fiscal years. The information presented below represents all compensation earned by the Named Executive Officers for all services performed for USA or any of its subsidiaries.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)		Restricted Stock Awards ($)(2)		Stock Options (#)(3)		All Other Compensation ($)
Barry Diller Chairman and Chief Executive Officer	2002 2001 2000	500,000 500,000 500,000	2,750,000 — 1,675,000	(4) (5)	707,861 210,080 512,924	(6) (6) (6)	— — —		— — —		144,438 254,139 316,736	(7)(8) (7)(8) (7)(8)
Victor A. Kaufman Vice Chairman	2002 2001 2000	650,000 650,000 650,000	2,500,000 — 1,500,000	(5)	5,953 5,953 193,155	(9)	4,269,300 — 278,438	(10)	— 700,000 750,000		5,500 5,250 5,250	(8) (8) (8)
Dara Khosrowshahi Executive Vice President and Chief Financial Officer(11)	2002 2001 2000	546,154 450,000 421,148	1,125,000 — 650,000	(4) (5)	56,250 — 81,250	(12) (13)	2,247,000 — 278,438	(10)	— 333,333 565,000	(14)	5,500 5,250 5,250	(8) (8) (8)
Julius Genachowski Executive Vice President, General Counsel and Secretary(15)	2002 2001 2000	496,154 400,000 338,173	750,000 — 500,000	(5)	100,000 100,000 95,149	(16) (16) (17)	1,797,600 — 278,438	(10)	— 333,333 450,000		5,500 5,250 5,250	(8) (8) (8)
Daniel Marriott Senior Vice President, Strategic Planning(18)	2002	365,384	500,000		38,409	(19)	1,123,500	(10)	150,000		2,072	(8)

(1)
Disclosure of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers is only required where the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of the Named Executive Officer's salary and bonus for the year.

(2)
Reflects the dollar value of a restricted stock or restricted stock unit award determined by multiplying the number of shares underlying the award by the closing price of USA common stock as of the date of the grant. Restricted stock awards prior to 2003 vest on the third anniversary of the date of the grant and are forfeited if, before vesting, the award recipient voluntarily terminates his employment. Restricted stock unit awards after 2002 vest over five years, with 25% vesting on the second, third, fourth and fifth anniversaries of the date of grant.

(3)
All figures in this column reflect options to purchase USA common stock, as adjusted, to the extent applicable, for the two-for-one stock split that became effective for holders of record as of the close of business on February 10, 2000.

(4)
Of this amount, Messrs. Diller and Khosrowshahi elected to defer $550,000 and $225,000, respectively, under USA's 2002 Bonus Stock Purchase Program. Under the 2002 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2002 bonuses, all bonus eligible employees of USA had a right to elect to purchase shares of common stock with up to 50% of the value of their 2002 bonus payments. Employees were entitled to purchase these shares at a 20% discount to the then current market value of USA common stock, as determined in accordance with terms of the program.

(5)
Of this amount, Messrs. Diller, Kaufman, Khosrowshahi and Genachowski elected to defer $586,250, $750,000, $325,000 and $175,000, respectively, under USA's 2000 Bonus Stock Purchase Program. Under the 2000 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2000 bonuses, all bonus eligible employees of USA had a right to elect to purchase shares of common stock with up to 50% of the value of their 2000 bonus payments. Employees were entitled to purchase these shares at a 20% discount to the then current market value of USA common stock, as determined in accordance with terms of the program.

(6)
Includes the value of personal benefits received by Mr. Diller, including $435,507 in 2002, $210,080 in 2001 and $366,361 in 2000, in each case, attributable to his personal use of an aircraft jointly owned by USA and Nineteen Forty CC Inc., an entity owned by Mr. Diller (without offset for the value of his ownership interest in the aircraft, see "Certain Relationships and Related Party Transactions") and a related tax payment in 2002. The amounts included in "Other Annual Compensation" for Mr. Diller for 2001 and 2000 have been revised from the amounts disclosed in prior years to include the foregoing. Also includes $137,500 in 2002 and $146,563 in 2000, in each case reflecting the 20% discount on the purchase price of USA shares purchased under USA's Bonus Stock Purchase Program (described in Notes 4 and 5 above).

(7)
Mr. Diller has an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 payable to USA which was used to purchase 883,976 shares of common stock. As a result, Mr. Diller had non-cash compensation for imputed interest of $311,486 in 2000, $248,889 in 2001 and $138,938 in 2002.

(8)
Includes USA's matching contributions under its 401(k) Retirement Savings Plan. Under the USA 401(k) Plan as in effect through December 31, 2002, USA matches $.50 for each dollar a participant contributes up to the first 6% of compensation. For each of fiscal 2000 and fiscal 2001, USA's matching contribution for each of Messrs. Diller, Kaufman, Khosrowshahi and Genachowski was $5,250. For fiscal 2002, USA's matching contribution for each of Messrs. Diller, Kaufman, Khosrowshahi and Genachowski was $5,500. Mr. Marriott participated in the Citysearch 401(k) plan during 2002, which provided for a company match of $.25 for each dollar a participant contributed, up to the first 6% of compensation. For fiscal 2002, the match contribution for Mr. Marriott was $2,072.

(9)
Includes $187,500 for the 20% discount on the purchase price of USA shares purchased under the 2000 Bonus Stock Purchase Program (described in Note 4 above).

(10)
Represents dollar value of award of restricted stock units, calculated by multiplying closing market price of USA common stock on date of grant by number of units awarded. As of December 31, 2002 (including restricted stock units awarded in early 2003), Messrs. Kaufman, Khosrowshahi, Genachowski and Marriott held 205,000, 115,000, 95,000 and 53,000 shares of restricted stock and restricted stock units, respectively. The value of these shares as of December 31, 2002 was $4,698,600, $2,635,800, $2,177,400 and $1,214,760, respectively. Shares of restricted stock and restricted stock units vest over time as provided in the agreements governing the respective awards (described in Note 2 above).

(11)
Mr. Khosrowshahi was appointed as Executive Vice President and Chief Financial Officer on January 31, 2002. Prior to that, he served as Executive Vice President, Operations and Strategic Planning of USA from July 24, 2000 to January 31, 2002 and he served as President of USA Networks Interactive from August 5, 1999 to July 24, 2000. Compensation received as President, USA Networks Interactive, a division of USA, during fiscal 2000 is reflected herein. Amount reflected in the 2002 salary column reflects an annual base salary of $550,000 from January 15, 2002. Amount reflected in the 2000 salary column reflects an annual base salary of $450,000 from July 24, 2000, when Mr. Khosrowshahi became USA Executive Vice President, Operations and Strategic Planning.

(12)
Reflects the 20% discount on the purchase price of USA shares purchased under the 2002 Bonus Stock Purchase Program (described in Note 4 above).

(13)
Reflects the 20% discount on the purchase price of USA shares purchased under the 2000 Bonus Stock Purchase Program (described in Note 5 above).

(14)
In addition to the options shown in the table, Mr. Khosrowshahi was also granted 200,000 options to purchase Hotels Class A common stock during 2000 while he was President, USA Networks Interactive.

(15)
Mr. Genachowski was appointed as Executive Vice President, General Counsel and Secretary on January 31, 2002 and as Senior Vice President, General Counsel and Secretary on August 9, 2000. Prior to that time, he served as General Counsel and Senior Vice President, Business Development of USA Broadcasting and Vice President, Corporate Development at Ticketmaster Online-Citysearch, Inc., and received compensation as such during fiscal 2000, which is reflected herein. Amount reflected in the 2002 salary column reflects an annual base salary of $500,000 from January 15, 2002. Amount reflected in the 2000 salary column reflects an annual base salary of $300,000 for the period January 1, 2000 to August 9, 2000 and an annual base salary of $400,000 from August 9, 2000 through December 31, 2000.

(16)
Represents a housing allowance plus a related tax payment, pursuant to Mr. Genachowski's employment agreement.

(17)
Represents $43,750 for the 20% discount on the purchase price of USA shares purchased under the 2000 Bonus Stock Purchase Program (described in Note 4 above) and $51,399 for a housing allowance pursuant to Mr. Genachowski's employment agreement.

(18)
Mr. Marriott joined USA as Senior Vice President, Strategic Planning on March 1, 2002. Prior to joining USA, Mr. Marriott was Executive Vice President, Corporate Strategy and Development at Ticketmaster. Compensation received by Mr. Marriott from Ticketmaster for 2002 is reflected herein.

(19)
Represents reimbursement in 2002 for relocation expenses.

Option Grants

        The following table presents information with respect to options to purchase USA's common stock granted to the Named Executive Officers during the year ended December 31, 2002. The grants were made under the 2000 Stock and Annual Incentive Plan ("2000 Incentive Plan"). USA announced during the third quarter of 2002 its intention to change its primary form of equity-based incentive compensation from stock options to restricted stock units.

        The 2000 Incentive Plan is administered by the Compensation/Benefits Committee and the Performance-Based Compensation Committee, which have the sole discretion to determine the selected officers, employees and consultants to whom incentive or non-qualified options, SARs, restricted stock and performance units may be granted. As to these awards, the Compensation/Benefits Committee and the Performance-Based Compensation Committee also have the sole discretion to determine the number, type, exercise price, vesting schedule and other terms, conditions and restrictions of the grants. The Compensation/Benefits Committee and the Performance-Based Compensation Committee also retain discretion, subject to plan limits, to modify the terms of outstanding options and to reprice such options. The exercise price of an incentive stock option granted under the 2000 Incentive Plan must be at least 100% of the fair market value of USA's common stock on the date of grant. In addition, options granted under the 2000 Incentive Plan terminate ten years from the date of grant. To date, only non-qualified stock options have been granted under the 2000 Incentive Plan.

Option/SAR Grants in Last Fiscal Year

Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Terms(2)
	Number of Securities Underlying Options Granted(#)	Percent of Total Options To Employees Granted in the Fiscal Year
Exercise Price Per Share ($/Sh)(1)
Name				Expiration Date(1)
					5%($)	10%($)
Barry Diller Chairman and Chief Executive Officer	—	—	—	—	—	—
Victor A. Kaufman Vice Chairman	—	—	—	—	—	—
Dara Khosrowshahi Executive Vice President and Chief Financial Officer	—	—	—	—	—	—
Julius Genachowski Executive Vice President, General Counsel and Secretary	—	—	—	—	—	—
Daniel Marriott Senior Vice President, Strategic Planning	150,000	5.77%	26.50	1/25/12	2,499,856	6,335,126

(1)
Options to purchase USA stock granted during 2002 generally become exercisable in four equal annual installments commencing on the first anniversary of the grant date. All of these options expire ten years from the date of grant.

(2)
These amounts represent assumed rates of appreciation only, and also assume that all of the options vest and become exercisable, and that they are held in each case for the full 10-year term. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock as well as on the option holders' continued employment through the vesting period and other contractual provisions. Potential value is reported net of the option exercise price, but before taxes associated with exercise. The amounts reflected in this table may not be achieved.

        The table below presents information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 2002, and the fiscal year-end value of all unexercised options.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Unexercised Options Held at Year End(#)		Value of Unexercised In-the-Money Options at Year-End($)(2)
Name	Acquired On Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Barry Diller Chairman and Chief Executive Officer	—	—	47,120,888	—	749,248,899	—
Victor A. Kaufman Vice Chairman	312,000	4,496,845.60	1,587,500	1,012,500	7,056,800	1,656,875
Dara Khosrowshahi Executive Vice President and Chief Financial Officer(3)	150,000	2,454,675.00	511,666	561,667	1,445,285	673,161
Julius Genachowski Executive Vice President, General Counsel and Secretary	82,500	956,360.50	296,666	464,167	482,104	656,792
Daniel Marriott Senior Vice President, Strategic Planning(4)	109,523	1,774,497.51	722,978	378,045	472,993	999,110

(1)
Represents the difference between the exercise price of the options and the closing price of USA's common stock on the date of exercise and does not exclude the U.S. federal and state taxes due upon exercise.

(2)
Represents the difference between $22.92, the closing price of USA's common stock on December 31, 2002, and the exercise price of the options, and does not include the U.S. federal and state taxes due upon exercise.

(3)
Mr. Khosrowshahi also holds 87,300 options to acquire Hotels Class A common Stock. At December 31, 2002, 8,133 of such options were exercisable and 79,367 of such options were not exercisable. The value of such options at year end was $314,178 and $3,090,947, respectively, based on the difference between $54.63, the closing price of Hotels' Class A common stock on December 31, 2002, and the exercise price of the options, and does not include the U.S. federal and state taxes due upon exercise. During 2002, Mr. Khosrowshahi acquired 70,000 shares of Hotels.com common stock upon the exercise of options with a value realized of $3,034,310.

(4)
Represents exercises of options to acquire Ticketmaster common stock.

Compensation of Outside Directors

        During 2002, each director of USA who is not an employee of USA or any of its subsidiaries receives an annual retainer of $30,000 and the chairperson of each standing committee receives an annual retainer of $2,500. USA also pays each of these directors $1,000 for each USA Board meeting and each USA Board committee meeting attended, plus reimbursement for all reasonable expenses incurred by a director as a result of attendance at any of these meetings. For the year ended December 31, 2002, directors that were designated by Liberty waived their rights to receive the annual retainer and attendance fees.

        Under the USA Directors' Stock Option Plan, as amended, directors who are not employees of USA or any of its subsidiaries receive a grant of options to purchase 15,000 shares of USA common stock upon initial election to office and thereafter receive a grant of options to purchase 10,000 shares of USA common stock annually on the date of USA's annual meeting of stockholders at which the director is re-elected. The exercise price per share of USA common stock subject to the options is the fair market value of USA common stock on the date of grant, which is defined as the mean of the high and low sale price on the date on any stock exchange on which the common stock is listed or as reported by NASDAQ. The options vest in three equal annual installments commencing on the first anniversary of the grant date. The options expire ten years from the date of grant. For the year ended December 31, 2002, directors that were designated by Liberty waived their rights to receive such option grants. The USA Directors' Stock Option Plan was terminated in early 2003 and no additional grants will be made pursuant to this plan.

        Under USA's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their annual retainer and meeting fees. Eligible directors who defer their directors' fees can elect to have such deferred fees applied to the purchase of share units, representing the number of share of USA common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on USA common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JP Morgan Chase Bank. Upon termination, a director will receive (1) with respect to share units, such number of shares of USA common stock as the share units represent; and (2) with respect to the cash fund, a cash payment. The payments made upon termination will be either in a lump sum or in installments, as previously elected by the eligible director at the time of the related deferral election.

        In early 2003, the director compensation program was amended by the USA Board of Directors. For 2003, each director of USA who is not an employee of USA or any of its subsidiaries will receive an annual retainer of $30,000, the chairperson of the Compensation/Benefits Committee and each member of the Audit Committee receives an annual retainer of $5,000 and the chairperson of the Audit Committee receives an additional annual retainer of $5,000. USA will also pay each of these directors $1,000 for each USA Board meeting and each USA Board committee meeting attended, plus reimbursement for all reasonable expenses incurred by a director as a result of attendance at any of these meetings. In addition, directors who are not employees of USA or any of its subsidiaries receive a grant of 7,500 restricted stock units upon initial election to office and annually thereafter on the date of USA's annual meeting of stockholders at which the director is re-elected, which units will vest in three equal annual installments commencing on the first anniversary of the grant date.

Equity Compensation Agreement; Employment Agreements

        Mr. Diller.    Under the Equity and Bonus Compensation Agreement dated August 24, 1995, USA issued and sold to Mr. Diller 883,976 shares of USA's common stock at $5.65625 per share in cash (the "Initial Diller Shares") and an additional 883,976 shares of common stock for the same per share price (the "Additional Diller Shares") payable by means of a cash payment of $2,210 and an interest-free, secured, non-recourse promissory note in the amount of $4,997,779. These amounts have been adjusted as appropriate to reflect the two two-for-one stock splits to holders of record as of the close of business on March 12, 1998 and February 10, 2000, respectively. The promissory note is secured by the Additional Diller Shares and by that portion of the Initial Diller Shares having a fair market value on the purchase date of 20% of the principal amount of the promissory note.

        Mr. Diller's Equity and Bonus Compensation Agreement with USA also provides for a gross-up payment to be made to Mr. Diller, if necessary, to eliminate the effect of the imposition of the excise tax under Section 4999 of the Internal Revenue Code upon payments made to Mr. Diller and imposition of income and excise taxes on the gross-up payment.

        Mr. Diller was also granted a bonus arrangement, contractually independent from the promissory note, under which he received a bonus payment of approximately $2.5 million on August 24, 1996, and was to receive a further such bonus payment on August 24, 1997, which was deferred. The deferred amount accrues interest at a rate of 6% per annum. Mr. Diller also received $966,263 for payment of taxes by Mr. Diller due to the compensation expense which resulted from the difference in the per share fair market value of USA's common stock and the per share purchase price of the Initial Diller Shares and Additional Diller Shares.

        Mr. Khosrowshahi.    On July 24, 2000 (the "Effective Date"), USA and Mr. Khosrowshahi entered into an amended and restated employment agreement for a term that expired on March 3, 2003 and provided for an annual base salary of $450,000 per year and provided that Mr. Khosrowshahi was also eligible to receive an annual discretionary bonus.

        Mr. Khosrowshahi's employment agreement provided for a grant of options ("USA Options") on July 24, 2000 to purchase 300,000 shares of USA's common stock. Mr. Khosrowshahi's options become exercisable in four equal installments, with 25% having vested on July 24, 2001 and an additional 25% having vested on or vesting on each of the next three anniversaries of that date. Under the employment agreement, upon a change of control of USA, 100% of Mr. Khosrowshahi's options would become vested and exercisable. In addition, upon termination of Mr. Khosrowshahi's employment by USA for any reason other than death, disability or cause, or if Mr. Khosrowshahi terminated his employment for good reason, the agreement provided USA would be required to pay Mr. Khosrowshahi his base salary through the term of his agreement over the course of the then remaining term, subject to mitigation by Mr. Khosrowshahi. In the event of a termination for any reason other than death, disability or cause or if Mr. Khosrowshahi terminated his employment for good reason, the agreement provided that Mr. Khosrowshahi's USA Options and all other options ("Prior Options") held by him prior to the Effective Date would immediately vest and remain outstanding for the earlier of one year from the date of termination and the end of the term of such options. In addition, if on or prior to December 3, 2002, after written notice from the executive, USA has not offered Mr. Khosrowshahi an extension of term until July 25, 2004, the USA Options, other than those to vest on July 24, 2004, shall immediately vest and they and any then outstanding Prior Options shall remain outstanding until March 3, 2004. This acceleration provision has not been triggered.

        Mr. Genachowski.    On August 9, 2000, USA and Mr. Genachowski entered into an employment agreement, which was subsequently amended on September 30, 2002. The term of the amended agreement expires on December 31, 2004 and provides for an annual base salary of $500,000 per year. The agreement also provides that Mr. Genachowski is eligible to receive an annual discretionary bonus. Under the agreement, Mr. Genachowski is entitled to receive an annual housing allowance, plus tax gross-up for such allowance, not to exceed an aggregate of $100,000. Commencing December 31, 2003, the agreement provides Mr. Genachowski with the ability to be based in Washington, D.C. for the remainder of the term, with any change in location potentially involving a change in position, provided his compensation and benefits would remain unchanged. The agreement also provides for a four-month sabbatical, with his compensation (including bonus) and benefits not being affected thereby.

        Mr. Genachowski's employment agreement provided for a grant of options on August 9, 2000 to purchase 200,000 shares of USA's common stock. Mr. Genachowski's options become exercisable in four equal installments, with 25% having vested on August 9, 2001 and an additional 25% having vested or vesting on each of the next three anniversaries of that date. Upon a change of control of USA, 100% of Mr. Genachowski's options become vested and exercisable. Upon termination of Mr. Genachowski's employment by USA for any reason other than death, disability or cause, or if Mr. Genachowski terminates his employment for good reason, USA is required to pay Mr. Genachowski his base salary through the term of his agreement over the course of the then remaining term and continue the housing allowance for the remainder of the term, subject, in each case, to mitigation by Mr. Genachowski. In the event of a termination for any reason other than cause or if Mr. Genachowski terminates his employment for good reason, Mr. Genachowski's options that would vest in the 12 months following such termination will vest immediately and remain exercisable for one year from the date of such termination.

        Mr. Marriott.    On March 1, 2002, USA and Mr. Marriott entered into an employment agreement for a term continuing until March 1, 2005 and providing for an annual base salary of $400,000 per year. Mr. Marriott is also eligible to receive an annual discretionary bonus and received a $100,000 signing bonus upon his commencement of employment with USA.

        Mr. Marriott's employment agreement provides for a grant of options to purchase 150,000 shares of USA's common stock. Mr. Marriott's options become exercisable in four equal installments, with 25% vesting on January 25, 2003 and an additional 25% vesting on each of the next three anniversaries of that date. Upon a change of control of USA, 100% of Mr. Marriott's options become vested and exercisable. Upon termination of Mr. Marriott's employment by USA for any reason other than death, disability or cause, USA is required to pay Mr. Marriott his base salary through the term of his agreement over the course of the then remaining term, subject to mitigation by Mr. Marriott.

Performance Graph

        The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act", and together with the Exchange Act, the "Acts"), except to the extent that USA specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The graph below compares cumulative total return of USA common stock, the Nasdaq Composite Index and the Goldman Sachs Technology Industry Index based on $100 invested at the close of trading on December 31, 1997 through December 31, 2002. USA selected the Goldman Sachs Technology Industry Index as its Peer Group because it includes companies engaged in many of the same businesses as USA. In prior years, USA had compared its return to that of Standard & Poor's Entertainment Index; however, such index ceased being published at the end of 2001. In addition, following USA's contribution of its Entertainment Group to Vivendi Universal Entertainment in May 2002, USA ceased to be in the line of businesses previously represented by the Standard & Poor's Entertainment Index. USA selected the Goldman Sachs Technology Index as a replacement as USA believes that the companies included in the Goldman Sachs Technology Index provide a representative sample of enterprises in lines of businesses that are comparable to those in which the Company engages following completion of the Vivendi Transaction in May 2002.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
USA	$100.00	$128.64	$214.56	$150.97	$212.12	$178.02
NASDAQ-COMPOSITE	$100.00	$139.63	$259.13	$157.32	$124.20	$85.05
GOLDMAN SACHS TECHNOLOGY INDUSTRY INDEX	$100.00	$313.47	$659.25	$168.09	$97.11	$69.12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors has a Compensation/Benefits Committee, which in fiscal year 2002 was comprised of Mr. Donald Keough for the full year, Mr. William Savoy to June 2002, Ms. Anne M. Busquet to December 2002 and General Schwarzkopf and Mr. Robert Bennett from June 2002, and a Performance-Based Compensation Committee, which in fiscal year 2002 was comprised of Mr. Savoy to June 2002, Ms. Busquet to December 2002 and General Schwarzkopf from June 2002. None of the members of these Committees is or was in the past an officer or employee of USA or any of its subsidiaries at the time of their respective service on the Committees. Mr. Keough is Chairman of the Board of Allen & Company Incorporated and Ms. Busquet is currently President, Travel Services of USA. From time to time, USA has retained the services of Allen & Company Incorporated, a New York investment banking firm.

REPORT ON EXECUTIVE COMPENSATION

        The Compensation/Benefits Committee of the Board of Directors and the Performance-Based Compensation Committee (collectively, the "Committee") furnished the following joint report that provides an overview of the Company's compensation philosophy and executive compensation programs for the 2002 fiscal year.

Compensation Philosophy

        The Company's executive compensation program is designed to reward exceptional performance and to align the financial interests of the Company's senior executives with those of the equity owners of the Company. To achieve this end, the Committee has developed and implemented a compensation program designed to attract, retain and incentivize highly skilled executives with the business experience and acumen necessary for achievement of the Company's long-term business objectives.

        In 2002, the Committee continued, with certain variations, an incentive compensation program (the "2002 Program") initially adopted in 2001. The 2002 Program contains objective standards designed to provide strong performance incentives for employees and to reward key contributors to the overall success of the Company through cash bonuses and equity grants. The compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers is governed in part by the terms of certain agreements which are described under "Executive Compensation-Equity Compensation Agreement; Employment Agreements" herein.

Base Salary

        The base salaries paid to the Company's executive officers are based upon recommendations of senior management, and have been approved by the Committee. Management and the Committee take into account a variety of factors in determining base salary, including (i) competitive salaries for comparable officers at comparable companies, (ii) individual performance and an assessment of the value of the individual's services to USA, (iii) the fairness of individual executive officers' salaries relative to their responsibilities, (iv) the salaries of other executive officers, and (v) USA's financial performance. At different times, depending upon prevailing circumstances, the Committee gives these criteria varying degrees of weight. During 2002, the Committee approved salary increases for Messrs. Khosrowshahi and Genachowski in connection with their promotions. Mr. Marriott was paid base salary in accordance with his employment agreement.

Annual Bonus

        Pursuant to the 2002 Program, cash bonus pools were established for the Company and each of its divisions and subsidiaries, with the opportunity to increase (or decrease) the pool amounts primarily based upon the achievement of a specified level of EBITDA as compared to budgeted levels. There was also an opportunity to increase cash bonus pools for meeting one of certain additional specified corporate objectives. Based on financial results for 2002, the Committee determined that the Company's EBITDA target was exceeded by more than 10% and that one of the specified corporate objectives had been met, resulting in a final cash bonus pool for the Company that exceeded the pool initially established. The Committee approved bonus amounts for the CEO and the other named executive officers based on specified percentages of the Company's final cash bonus pool.

Stock Based Compensation

        During 2002, the Committee considered recent trends and debates in stock-based compensation, and determined that the Company's equity based awards for 2002 would consist of restricted stock units rather than stock options. The Committee believes that restricted stock unit awards create a strong link between employee and shareholder interests and reflect more closely the interests of the long-term investor. As a result of the 2002 Program, the Committee granted restricted stock units in early 2003 for 2002 performance.

        The determination of the number of restricted stock units available for grant for 2002 performance and the allocation of the units followed the process used in prior years. At the end of 2002, an aggregate pool available for grant to executives at each division and at USA was proposed by senior management and reviewed with and approved by the Committee. Once the pool was established, the division heads and senior USA management made recommendations to the Committee regarding allocation to executives other than the five most highly compensated executive officers. The CEO made recommendations to the Committee regarding grants to the four most highly compensated executive officers other than the CEO and the Committee determined the number of restricted stock units to be granted to the CEO. Subject to certain guidelines based on salary levels, restricted stock unit grants from the established pool are discretionary. The factors that influenced decisions with respect to these grants included individual performance, an assessment of the value of the individual's services to USA, the awards given to other executives and the desire to keep the Company's overall compensation competitive. All grants are reviewed and approved by the Committee and vest over a five-year period subject, in the case of senior executive officers, to the satisfaction of certain specified performance goals.

        The Committee did not award any stock options to executive officers during 2002 and has no plans to grant them in the future.

Tax Matters

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company endeavors to structure certain of its compensation policies to comply with Section 162(m), including submitting certain matters to the Performance-Based Compensation Committee. Stock based compensation under the Company's 2000 Stock and Incentive Plan are also structured to comply with Section 162(m).

        The Board, the Compensation/Benefits Committee and the Performance-Based Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain awards that have already been granted, including options granted by a company that was subsequently acquired by USA, may be nondeductible.

Compensation of Chief Executive Officer for the Fiscal Year

        Effective September 25, 1998, the Committee authorized the payment to Mr. Diller of an annual base salary of $500,000. Prior to such time, Mr. Diller had not received a salary from the Company.

Mr. Diller's base salary for fiscal year 2002 remained unchanged and, like the period 1998-2002, Mr. Diller did not receive additional equity based grants in 2002. Based on achieving the targets set in the 2002 Program (and the Committee's overall assessment of Mr. Diller's stewardship of the Company during 2002), the Committee awarded Mr. Diller a bonus of $2,750,000 for fiscal year 2002. The Committee believes Mr. Diller's compensation is appropriate. Mr. Diller holds a very significant equity stake in the Company and, to the extent his performance as CEO translates into an increase in the value of the Company's stock, all stockholders, including Mr. Diller, share the benefit. The Committee may, in the future, elect to change base salary, bonus and/or grant additional equity awards to Mr. Diller.

Summary

        The Committee believes that the Company's executive compensation program must continually provide executives with a strong incentive to focus on and achieve the Company's business objectives. By assuring that executives are appropriately compensated and therefore motivated, the long-term interests of stockholders will be best served. The actions taken by the Committee in 2002 were consistent with this focus and the principles outlined above.

        Members of the Compensation/Benefits Committee

    Alan Spoon (Chairman)
    Donald R. Keough
    H. Norman Schwarzkopf

        Members of the Performance-Based Compensation Committee

    Alan Spoon
    H. Norman Schwarzkopf

AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of three independent directors and operates under a written charter, which has been adopted by the Board of Directors. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities. Pursuant to its charter, the Committee provides assistance to the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2002 with the Company's management and Ernst & Young LLP ("Ernst & Young"), our independent auditors.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Ernst & Young its independence from the Company and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2002 be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        Members of the Audit Committee

    Donald R. Keough (Chairman)
    Gen. H. Norman Schwarzkopf
    Alan Spoon

FEES PAID TO OUR INDEPENDENT AUDITORS

        The following table sets forth fees for all professional services rendered by Ernst & Young LLP to the Company for the years ended December 31, 2001 and 2002.

	2001	2002
Audit Fees(1)	$2,297,000	$4,623,000
Audit Related Fees(2)	3,739,000	3,836,000

Total audit and audit related fees	6,036,000	8,459,000
Tax Fees(3)	2,365,000	3,189,000
All other fees(4)	0	0

Total Fees	$8,401,000	$11,648,000

(1)
Audit Fees include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, the reviews of SEC registration statements and statutory audits required internationally.
(2)
Audit Related Fees include fees for due diligence in connection with acquisitions, accounting consultation and internal audit services.
(3)
Tax Fees include fees for tax compliance, tax consultation and tax planning.
(4)
There were no fees incurred by Ernst & Young LLP during 2001 or 2002 for professional services rendered in connection with financial information services design and implementation.

        All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by our independent auditors was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships with Officers and Directors

        Mr. Diller, the Chairman of the Board and Chief Executive Officer of USA, is the sole holder of the voting stock of the BDTV Entities. The BDTV Entities hold shares of USA common stock and Class B common stock that have effective voting control of USA with respect to all matters submitted for the vote or consent of stockholders as to which stockholders vote together as a single class.

        In 1997, USA and Mr. Diller agreed to defer repayment of an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 due from Mr. Diller from September 5, 1997 to September 5, 2007. As of December 31, 2002, the promissory note remained outstanding. In 1997, Mr. Diller and USA agreed to defer the payment of a bonus in the amount of $2.5 million that otherwise was to be paid to Mr. Diller in 1997. The deferred bonus amount accrues interest at a rate of 6% per annum.

        In 2001, USA and Mr. Diller entered into an agreement with respect to the construction of facilities including a screening room on Mr. Diller's property and the payment of operating expenses relating thereto, to assist Mr. Diller in connection with Company-related activities. Construction costs of approximately $1.8 million were paid by USA and the agreement provides that under certain circumstances, including upon Mr. Diller's termination of employment by USA or its affiliates, Mr. Diller shall have the option of paying to USA an amount equal to the depreciated book value of the construction costs to acquire the facilities. In 2002, operating expenses aggregating $13,451 relating to the facilities were paid by USA. Commencing in May 2002 until April 2003, VUE reimbursed the operating expenses of the facility to Mr. Diller in the amount of $34,088 and paid rent to USA in an amount of $109,064.

        In October 2000, a subsidiary of USA and Nineteen Forty CC Inc. ("Nineteen Forty"), a company owned by Mr. Diller, acquired an aircraft for use by Mr. Diller and other directors and executive officers of USA in connection with USA's business. Nineteen Forty, which originally was under contract to purchase the aircraft, assigned to USA its rights under the purchase agreement and, in exchange, USA granted Nineteen Forty an option to acquire all or any portion of the aircraft for its depreciated value of USA's books if USA should ever acquire an ownership interest in the aircraft. The aircraft is currently owned 77.2% by the USA subsidiary and 22.8% by Nineteen Forty. USA's ownership interest remains subject to Nineteen Forty's option. USA pays all operating and maintenance expenses relating to the aircraft. In 2002, USA paid Nineteen Forty for use of Nineteen Forty's 22.8% interest in the aircraft at the rate of $53,031 per month. The foregoing payment rate was based on market rates for similar aircraft. Beginning in May 2002, VUE reimbursed USA for certain business expenses relating to Mr. Diller's aircraft use in connection with his performing services for VUE. From May 2002 until April 2003, payments from VUE to USA in respect of those business expenses aggregated $291,942.

        USA maintains a furnished apartment in New York City for use by Mr. Diller. Mr. Diller reimbursed USA $385,298, covering in full USA's out-of-pocket costs of maintaining such apartment for 2002. In addition, USA reimburses certain expenses related to Mr. Diller's Los Angeles residence. Until May 2002, USA reimbursed Mr. Diller for 50% of such costs, and from May 2002 until April 1, 2003 USA and VUE each reimbursed Mr. Diller for 25% of such costs. Such reimbursed amounts for USA were not in excess of the amount USA would have incurred in hotel accommodation expenses relating to Mr. Diller's business travel to Los Angeles on behalf of USA. The reimbursed amounts relating to the Los Angeles residence by USA were $115,424 in 2002 and by VUE were $48,670 from May 2002 until April 2003.

        From time to time, USA has retained the services of Allen & Company Incorporated, a New York investment banking firm. Mr. Keough, currently a member of the Board of Directors of USA, is Chairman of Allen & Company.

Vivendi Transaction

        On May 7, 2002, USA completed the Vivendi Transaction, pursuant to which USA contributed USA's Entertainment Group to Vivendi Universal Entertainment LLLP, a joint venture with Vivendi ("VUE"), which joint venture also holds the film, television and theme park businesses of Universal, a subsidiary of Vivendi. The joint venture is controlled by Vivendi and its subsidiaries, with the common interests owned 93.06% by Vivendi and its subsidiaries, 5.44% by USA and its subsidiaries and 1.5% by Mr. Diller (subject to the assignments discussed below).

        In connection with the Vivendi Transaction, USA and its subsidiaries received the following at the closing of the transactions: (i) approximately $1.62 billion in cash, debt-financed by the joint venture, subject to tax-deferred treatment for a 15-year period; (ii) a $750 million face value Class A preferred interest in the joint venture, with a 5% annual paid-in-kind dividend and a 20-year term, to be settled in cash at its then face value at maturity; (iii) a $1.75 billion face value Class B preferred interest in the joint venture, with a 1.4% annual paid-in-kind dividend, a 3.6% annual cash dividend, callable and puttable after 20 years, to be settled by Vivendi at its then face value with a maximum of approximately 43.2 million shares of USA common stock and 13.4 million shares of USA Class B common stock (for a total of approximately 56.6 million USA common shares), provided that Vivendi may substitute cash in lieu of shares of USA common stock (but not USA Class B common stock), at its election; (iv) a 5.44% common interest in VUE, generally callable by Universal after five years and puttable by USA after eight years, which may be settled in either Vivendi stock or cash, at Universal's election; and (v) cancellation of all of Vivendi's interests in USANi LLC, a Delaware limited liability company ("USANi LLC"), currently exchangeable into USA common shares, including USANi LLC interests obtained from Liberty in a related transaction (see immediately below).

        In the aforementioned related transaction, Liberty exchanged 7,079,726 shares of USANi LLC for shares of USA common stock, and subsequently transferred to Universal 25,000,000 shares of USA common stock, entities holding its remaining 38,694,982 shares of USANi LLC, as well as the assets and liabilities of Liberty Programming France (which consist primarily of 4,921,250 shares of multiThematiques S.A., a French entity), in exchange for 37,386,436 Vivendi ordinary shares.

        In addition, USA issued to Vivendi ten-year warrants to acquire shares of USA common stock as follows: 24,187,094 shares at $27.50 per share; 24,187,094 shares at $32.50 per share; and 12,093,547 shares at $37.50 per share. Barry Diller, USA's chairman and chief executive officer, received a common interest in VUE with a 1.5% profit sharing percentage in return for his agreeing to specified non-competition provisions and agreeing to serve as chairman and chief executive officer of the joint venture, which position he held from May 2002 to April 2003. USA and Mr. Diller have agreed that they will not compete with Vivendi's television and filmed entertainment businesses (including the joint venture) for a minimum of 18 months. In February 2002, Mr. Diller assigned to three executive officers of USA the right to receive beneficial interests in a portion of Mr. Diller's common interest in VUE. As a result of the assignments, upon closing of the transactions, Victor Kaufman, vice chairman and a director of USA, has an economic interest in Mr. Diller's VUE common interests subject to put and call rights with a minimum value of $15 million, and both of Dara Khosrowshahi, executive vice president and chief financial officer of USA, and Julius Genachowski, executive vice president and general counsel of USA, have an economic interest in Mr. Diller's VUE common interests subject to put and call rights with a minimum value of $2.5 million. From May 2002 to April 2003, Mr. Kaufman served as special advisor to the chairman and chief executive officer of VUE. In no event will any of the officers receive any amounts referred to above prior to the exercise of the put or call relating to Mr. Diller's common interest, nor will any of these officers have any right to exercise any voting interests relating to Mr. Diller's VUE common interest. As a result of the assignments, upon closing of the transactions, Mr. Diller's economic interest in his VUE common interest was reduced to 92.7% of the original 1.5% profit sharing percentage, subject to put and call rights at a minimum price of $255 million.

        Upon consummation of the transactions, the following also occurred:

  •
  USA and Universal terminated the domestic distribution agreement and the international distribution agreement, both described below under "Other Relationships between USA and Universal";
  •
  USA, Vivendi, Universal, Liberty and Mr. Diller entered into an Amended and Restated Governance Agreement, effective at the closing of the transactions and superseding the previously existing Governance Agreement among the parties. The Amended and Restated Governance Agreement restricts Vivendi's ability to acquire additional USA equity securities and its ability to transfer USA securities. In addition, this agreement provides for continuing representation on USA's board of directors by Vivendi and Liberty. The agreement also eliminates Vivendi's right to veto specified "fundamental matters," and significantly limits the circumstances in which Liberty and Mr. Diller are entitled to exercise veto rights. Finally, the agreement eliminates Vivendi's preemptive rights with respect to USA common shares, while preserving Liberty's existing preemptive rights.

  •
  Vivendi, Universal, Liberty and Mr. Diller entered into an Amended and Restated Stockholders Agreement, effective at the closing of the transactions and superseding the previously existing Stockholders Agreement. Generally, the agreement governs the relationship among the stockholders, including rights of first refusal for sales of USA securities, tag-along rights for sales of USA securities by Liberty and Mr. Diller, restrictions on transfers of USA securities and a standstill by Mr. Diller with respect to Vivendi. Under this agreement, Mr. Diller generally has voting control over all of the USA shares owned by Vivendi and Liberty.

        Summaries of the agreements relating to the Vivendi Transaction are set forth in, and copies of these agreements have been filed with the Securities and Exchange Commission as Appendices A through F to, USA's Definitive Proxy Statement, dated March 25, 2002, and are available from the Securities and Exchange Commission.

Other Relationships and Transactions with Vivendi and its Affiliates

        Vivendi currently holds a substantial equity interest in USA. Under the terms of the Amended and Restated Governance Agreement, immediately following the closing of the Vivendi Transaction, Vivendi was entitled to two designees on the USA Board of Directors. As a result of a reduction in Vivendi's beneficial ownership interests in USA, Vivendi is currently entitled to designate one member for election to the USA Board of Directors and Vivendi's designee is Mr. Fourtou. Other than in his capacity as a stockholder and officer of Vivendi, and as a director and stockholder of USA, Mr. Fourtou does not have any direct or indirect interests in the Vivendi-USA agreements.

        Following the closing of the Vivendi Transaction in May 2002, USA consented to two VUE financing transactions that, in effect, served to refinance VUE's $1.62 billion bridge loan that was incurred in connection with the closing of the Vivendi Transaction. First, on November 25, 2002, USA provided a limited consent to pledges of certain VUE assets and sales of certain VUE property in connection with the extension of the maturity of VUE's $1.62 billion bridge loan until June 30, 2003 or, if certain terms and conditions were met, September 30, 2003 (the "Extension Facility"). In connection with the Extension Facility, the VUE partnership agreement was amended so that, so long as the Extension Facility remains outstanding, Vivendi cannot cause VUE to file for bankruptcy or any similar proceeding without USA's consent. Also, certain intercompany loans between Vivendi and VUE were restructured in accordance with the provisions of an existing agreement between USA and Vivendi that clarified certain sections of the VUE partnership agreement.

        Second, on March 31, 2003, VUE completed a new financing facility that permits it to issue up to $950 million in notes, which notes are to be secured by certain film rights owned by VUE (the "Film Rights Facility"). In connection with the Film Rights Facility, USA provided a limited consent to the sale and contribution of certain assets from one VUE subsidiary to another VUE subsidiary, the pledge of certain VUE assets to secure the notes issued under the facility, and the refinancing of a portion of the Extension Facility with the proceeds from the issuance of the notes. In connection with the consent, Vivendi and VUE provided indemnities to USA.

        Also, on March 31, 2003, Vivendi, Universal Studios, Inc. and Mr. Diller entered into a letter agreement amending the Stockholders Agreement, dated as of December 16, 2001, between Vivendi, Universal Studios, Liberty and Mr. Diller to provide that Mr. Diller's irrevocable proxy over Vivendi's (and Universal's) USA common shares shall continue until the earlier of the time when Mr. Diller ceases to have any rights under the Stockholders Agreement and Vivendi and its stockholders group cease to beneficially own any USA common shares.

        In February 2003, Vivendi sold to Deutsche Bank AG all of its warrants to acquire USA common stock with an exercise price of $27.50 per warrant and 8 million of its warrants to acquire USA common stock with an exercise price $32.50 for $7.52 per warrant. In connection with such sale, affiliates of Deutsche Bank issued and offered in a private placement floating rate high income premium exchangeable notes due 2012, and USA entered into an indemnification agreement with an affiliate of Deutsche Bank related thereto.

        See also "—Relationships with Officers and Directors."

VUE Distributions

        As described above, USA and its subsidiaries hold a $1.75 billion face value Class B preferred interest in VUE, with a 1.4% annual paid-in-kind dividend, a 3.6% annual cash dividend. During 2002, USA received cash dividend payments with respect to the Class B preferred interests in VUE in an aggregate amount of $41.07 million.

        In connection with the formation of VUE, USA and various of its affiliates entered into an amended and restated limited liability limited partnership agreement (the "Partnership Agreement"), dated as of May 7, 2002, with various affiliates of Vivendi, as well as with Mr. Diller. The Partnership Agreement provides that VUE "shall, as soon as practicable after the close of each taxable year, make cash distributions to each Partner in an amount equal to the product of (a) the amount of taxable income allocated to such Partner for such taxable year... and (b) the highest aggregate marginal statutory Federal, state, local and foreign income tax rate... applicable to any Partner." The Partnership Agreement also provides that taxable income of VUE is to be allocated to the partners, including USA and its affiliates, in a specified order, including amounts corresponding to the cash and pay-in-kind distributions on USA and its affiliates' preferred interests in VUE, which represent a 5% annual return on those interests (the "Preferred Return"). The actual amount of cash distributions with respect to taxable income on the Preferred Return would depend on several factors, including the amount of VUE's earnings and federal, state, and local income tax rates.

        Pursuant to these provisions of the Partnership Agreement, VUE made a payment to USA in respect of its common interests in VUE in the amount of $1.4 million related to the year ended December 31, 2002. However, in an exchange of correspondence commencing in November 2002, Vivendi advised USA that it does not believe that VUE is obligated under the Partnership Agreement to make these payments in respect of taxable income allocated to USA and its affiliates with respect to the Preferred Return, and USA advised Vivendi that it disagrees entirely with Vivendi's position and believes that VUE is obligated under the Partnership Agreement to make the cash distributions to USA and its affiliates described above. To date, the disagreement remains unresolved. On April 15, 2003, USA filed a lawsuit against Vivendi and VUE to enforce certain provisions of the VUE Partnership Agreement relating to distributions relating to the taxable income allocable in respect of USA's preferred interests in VUE.

Universal Transaction

        On February 12, 1998, the Company completed the Universal transaction, in which USA acquired USA Networks, a New York partnership (which consisted of USA Network and Sci-Fi Channel cable television networks), and the domestic television production and distribution business ("Studios USA") of Universal from Universal. These assets were subsequently contributed to VUE in connection with the Vivendi Transaction. See "—Vivendi Transaction." USA paid Universal approximately $1.6 billion in cash ($300 million of which was deferred with interest) and an effective 45.8% interest in USA through shares of common stock, Class B common stock and shares of USANi LLC. Prior to the Vivendi Transaction, while Universal and Liberty held interests in USANi LLC directly, USA maintained control and management of USANi LLC, and the businesses held by USANi LLC were managed by USA in substantially the same manner as they would have been if USA held them directly through wholly owned subsidiaries. The USANi LLC shares were exchangeable for shares of common stock and Class B common stock on a one-for-one basis. In connection with the Vivendi Transaction described above, all shares of USANi LLC held by Universal and Liberty were exchanged for shares of

USA common stock or cancelled. Following the Vivendi Transaction, USANi LLC became wholly owned by USA and its subsidiaries.

        In connection with the Universal transaction, USA, Vivendi, Universal, Liberty and Mr. Diller entered into various transaction agreements, including the following:

  •
  an investment agreement, pursuant to which, among other things, (1) each of Universal and Liberty were granted a preemptive right, subject to limitations, to maintain their respective percentage ownership interests in USA in connection with future issuances of USA capital stock and (2) with respect to issuances of USA capital stock in specified circumstances, Universal is obligated to maintain the percentage ownership interest in USA that it had prior to the issuances;
  •
  a governance agreement which, among other things, (1) details restrictions on the acquisitions of additional USA securities, on the transfer of USA securities and other conduct restrictions, in each case, applicable to Universal and (2) governs Universal's and Liberty's rights to representation on the USA Board of Directors and Liberty's, Universal's and Mr. Diller's right to approve certain fundamental changes by USA or any USA subsidiary;
  •
  a stockholders agreement which, among other things, governs the ownership, voting, transfer or other disposition of USA securities owned by Universal, Liberty and Mr. Diller and their respective affiliates, and under which Mr. Diller exercises voting control over the equity securities of USA held by these persons and their affiliates; and
  •
  a spinoff agreement which, in the event Mr. Diller no longer serves as Chief Executive Officer of USA or becomes disabled, generally provides for interim arrangements relating to management of USA and efforts to achieve a spinoff or sale of USA's broadcast stations and, in the case of a spinoff, arrangements relating to their respective rights in USA resulting from the spinoff.

        Summaries of these agreements are set forth in USA's Annual Report on Form 10-K for the year ended December 31, 1998. Furthermore, copies of these agreements have been filed with the Securities and Exchange Commission as Appendices A through D to USA's Definitive Proxy Statement, dated January 12, 1998, and are available from the Securities and Exchange Commission. The parties to these agreements amended certain of these agreements, as described above under "—Vivendi Transaction," which amendments became effective upon closing of the Vivendi Transaction.

PolyGram Filmed Entertainment Transaction

        In May 1999, USA acquired from an affiliate of Universal certain assets and liabilities relating to the domestic (including Canada) motion picture and home video distribution businesses of PolyGram Filmed Entertainment, Inc., including such businesses as conducted by Gramercy Pictures, Interscope Communications and Propaganda Films. These assets were subsequently contributed to VUE pursuant to the Vivendi Transaction. The consideration in the transaction consisted of the assumption by USA of certain liabilities of the acquired businesses. In addition, in connection with the transaction, USA and Universal entered into various related agreements, including:

  •
  a domestic distribution agreement relating to certain PolyGram films, pursuant to which USA has the exclusive right to distribute in the United States and Canada these films in theaters, on television and on video for a fee, which was approximately $0.4 million for the period January 1, 2002 through May 7, 2002;
  •
  a $200 million interest-bearing promissory note, pursuant to which USA loaned to Universal the face amount of the note, which is a recourse note and is payable out of the revenues otherwise due Universal under the distribution agreement, $39.4 million of which was outstanding during

    2002 and the remaining outstanding amount of which was repaid at the time of consummation of the Vivendi Transaction; and

  •
  other ancillary agreements, relating to videogram fulfillment, music administration and transitional services, pursuant to which USA incurred fees to Universal of approximately $0.7 million for the period January 1, 2002 through May 7, 2002.

        USA believes that the terms of the PolyGram transaction were at least as favorable to USA as the terms that would have been obtained from an unrelated third party.

Other Relationships between USA and Universal

        Under the Universal transaction, USA and some of its subsidiaries entered into business agreements with Universal and some of its subsidiaries (some of which were terminated upon closing of the Vivendi Transaction, as described above) relating to, among other things: (1) the domestic distribution by USA of Universal-produced television programming and Universal's library of television programming for which USA received from Universal a fee of $0.5 million for the period January 1, 2002 through May 7, 2002; (2) the international distribution by Universal of television programming produced by Studios USA for which USA paid Universal a fee of $5.8 million for the period January 1, 2002 through May 7, 2002; (3) long-term arrangements relating to the use by Studios USA of Universal's production facilities in Los Angeles and Orlando, Florida, for which Universal charged USA $3.0 million for the period January 1, 2002 through May 7, 2002, of which $2.6 was capitalized to production costs; and (4) a joint venture relating to the development of international general entertainment television channels, which was terminated in 2001.

        In October 2002, USA held a multi-day management conference at a hotel property owned by Universal for which USA paid Universal an aggregate of approximately $205,000.

        During 2002, USA subsidiaries had arrangements pursuant to which they purchased admission tickets to Universal theme parks and/or studio tours, which purcahses totaled approximately $3,140,000.

        HSN entered into various agreements with a Universal subsidiary whereby HSN offered Universal Studios themed merchandise on its programming. HSN paid the Universal subsidiary approximately $73,000 for such merchandise in 2002.

        Match.com entered into agreements with various subsidiaries of Vivendi pursuant to which Match.com powered the personals services on the websites related to such subsidiaries. Match paid approximately $100,000 to those subsidiaries during 2002, including prepaid amounts.

        USA believes that its business agreements with Universal entered into as part of these transactions were all on terms at least as favorable to USA as terms that could have been obtained from an independent third party.

        In the ordinary course of business, USA may determine to enter into other agreements with Vivendi, Universal and their respective affiliates.

Relationship between USA and Liberty

        Under the agreements relating to the Universal transaction, which were continued under the terms of the Amended and Restated Governance Agreement, two designees of Liberty, Messrs. Malone and Bennett, are members of the USA Board of Directors. Liberty holds a substantial equity interest in USA, and Liberty is a party to the Universal transaction agreements filed as exhibits to USA's publicly filed reports. As part of the Vivendi Transaction described above, Liberty exchanged certain of its shares of USANi LLC for shares of USA common stock and transferred the balance of those shares to Vivendi.

        During April 1996, Home Shopping Network sold a majority of its interest in HSN Direct Joint Venture, its infomercial operation, for $5.9 million to entities controlled by Flextech P.L.C., a company controlled by Liberty. In each of February 1998, 1999, 2000 and 2001 Flextech paid Home Shopping Network a $250,000 installment of the purchase price. Home Shopping Network retains a 15% interest in the venture and a related corporation.

        During 1996, Home Shopping Network, along with Jupiter Programming Company, formed Shop Channel, a television shopping venture based in Tokyo. Liberty Media International, Inc., a subsidiary of Liberty, owns a 50% interest in Jupiter, the 70% shareholder in the venture. Home Shopping Network owns a 30% interest in Shop Channel. During 1999, Home Shopping Network loaned $2.5 million to Shop Channel, of which $1.5 million was outstanding at December 31, 2002. In addition, Home Shopping Network sold inventory and provided services in the amount of $595,215 to Shop Channel during 2002.

        USA believes that their business agreements with Liberty have been negotiated on an arm's-length basis and contain terms at least as favorable to USA as those that could be obtained from an unaffiliated third party.

        In the ordinary course of business, and otherwise from time to time, USA may determine to enter into other agreements with Liberty and its affiliates.

Holdco Exchange

        In June 2002, Liberty exchanged the shares it held in Home Shopping Network, Inc. for 31,620,063 shares of USA common stock and 1,596,544 shares of USA Class B common stock, pursuant to an Exchange Agreement between Liberty and USA dated as of June 27, 2002.

Exercise of Preemptive Rights

        On April 7, 2003, pursuant to Liberty's preemptive rights under the Amended and Restated Governance Agreement that were triggered in connection with USA's acquisition of shares of Ticketmaster that it did not already own, the Company issued to Liberty 11,217,934 shares of USA common stock at a purchase price of $220,342,655.35 in cash. Pursuant to the terms of the preemptive rights provision, the purchase price was based on the price of USA common stock at the time of signing of the Ticketmaster merger agreement.

USANi LLC Distributions

        Under the USANi LLC Operating Agreement, USANi LLC was obligated to make a distribution to each of the LLC members in an amount equal to each member's share of USANi LLC's taxable income at a specified tax rate. The final distribution payment was made to Universal and Liberty in 2002 in the amount of $154.1 million.

Relationship with Microsoft

        Expedia Transaction.    On February 4, 2002, USA completed its acquisition of a controlling interest in Expedia, Inc. In connection with the Expedia transaction, Microsoft agreed to vote the Expedia shares it beneficially owned or had the right to vote in favor of the transaction and granted USA an irrevocable proxy to vote its Expedia shares in this manner. Microsoft also agreed to elect to exchange all of its shares of Expedia common stock for Expedia Class B common stock, which were then exchanged for USA securities. Also in connection with the transactions, USA agreed to grant to Microsoft customary registration rights, including the right to underwritten offerings, relating to USA securities owned by Microsoft following completion of the transactions. As part of the registration rights, USA filed a registration statement on Form S-3 with respect to Microsoft's USA securities.

Microsoft's registration rights relating to its USA securities are set forth in the voting and election agreement between USA and Microsoft. The voting and election agreement is attached as an exhibit to USA's registration statement on Form S-4 (File No. 333-68120) and is available from the Securities and Exchange Commission. As a result of the Expedia transaction, Microsoft currently holds approximately 4.7% of USA's outstanding common stock, approximately 97.6% of USA's outstanding preferred stock and approximately 4.8% of the vote represented by all outstanding voting securities.

        Other Agreements.    During 2002, the Company provided $12.5 million in advertising to Microsoft, such advertising was obtained by USA from Universal Television pursuant to the Vivendi transaction. In addition, USA and its subsidiaries have entered into a series of commercial agreements with Microsoft generally relating to the adoption by USA and its subsidiaries of Microsoft technology and functionality, branding and advertising, and the provision of ticketing, city guide and personals content and functionality to the Microsoft Network. USA believes that these transactions result in terms to USA and its subsidiaries that are at least as favorable as those that could be obtained from a third party.

        Microsoft/Expedia Agreements.    In addition, prior to consummation of the Expedia transaction, Expedia and Microsoft amended the various agreements that the parties had previously put in place. These agreements relate to (i) the provision by Microsoft of certain administrative and operational services to Expedia, (ii) carriage and cross-promotion providing for co-branding on certain Microsoft sites, (iii) hosting services provided by Microsoft for Expedia's websites, (iv) licensing by Microsoft of certain intellectual property to Expedia, (v) Expedia's worldwide rights to use certain of Microsoft's retail products and internal tools, (vi) Microsoft's agreement to develop, maintain, host and serve maps on the Expedia websites and (vii) an assignment by Microsoft of patent applications to Expedia and Expedia's agreement to share royalties in certain circumstances.

        In the ordinary course of business, and otherwise from time to time, USA may determine to enter into other agreements with Microsoft and its affiliates.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, USA Interactive, 152 West 57th Street, New York, New York 10019, the Company will provide without charge to each person solicited an additional copy of USA's 2002 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed therewith. The Company will furnish a requesting securityholder with any exhibit not contained therein upon payment of a reasonable fee.

PROPOSALS OF STOCKHOLDERS

        The Company currently intends to hold its next annual meeting in May of 2004. Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2004 Annual Meeting of Stockholders must submit the proposal to the Company at its principal executive offices no later than December 31, 2003. Stockholders who intend to present a proposal at the 2004 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than March 15, 2004. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        The Board has no knowledge of any other matters to be presented at the meeting other than those described herein. If any other matters should properly come before the meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

        YOUR VOTE IS VERY IMPORTANT. YOUR BOARD URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

USA INTERACTIVE

        If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc. at their toll free number, 1-800-322-2885, or call 212-929-5500.

New York, New York
April 30, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER
USA INTERACTIVE
(March 2003)

Purpose

        The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission.

        The members of the Audit Committee shall be appointed and may be replaced by the Board.

Meetings

        The Audit Committee will have a standing meeting whenever there is a regularly scheduled Board meeting (which standing meetings shall be not less frequently than quarterly) and at such other times as it deems appropriate. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures, in order to best address changing conditions and circumstances.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.
Review and discuss quarterly reports from the independent auditors on:

(a)
All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)
Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and any forward-looking information provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

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9.
Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

10.
Ensure that a public announcement of the company's receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company's Relationship with the Independent Auditor

11.
Review and evaluate the lead partner of the independent auditor team.

12.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.
Ensure the rotation of the lead (and concurring) audit partner having primary responsibility for the audit and the audit partners as required by law.

14.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

16.
Review the appointment and replacement of the senior internal auditing executive.

17.
Review the significant reports to management prepared by the internal auditing department and management's responses.

18.
Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

20.
Discuss with management and the Company's senior internal auditing executive the Company's and its subsidiaries' compliance with applicable legal requirements and codes of conduct and confirm with the independent auditor that in the course of performing their duties they did not become aware of any violations by the Company or its subsidiaries of applicable law or codes of conduct. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

21.
To the extent required by NASDAQ rules, approve all related party transactions.

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22.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

24.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent auditors, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company's financial statements or any professional certifications as to the independent auditor's work.

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APPENDIX B

USA INTERACTIVE
AMENDED AND RESTATED 2000 ANNUAL STOCK AND INCENTIVE PLAN

        SECTION 1. Purpose; Definitions

        The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation and increases in shareholder value.

        For purposes of the Plan, the following terms are defined as set forth below:

  (a)
  "Affiliate" means a corporation or other entity controlling, controlled by or under common control with the Corporation.

  (b)
  "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, Performance Unit or Bonus Award.

  (c)
  "Award Cycle" shall mean a period of consecutive fiscal years or portion thereof designated by the Committee over which Performance Units are to be earned.

  (d)
  "Board" means the Board of Directors of the Corporation.

  (e)
  "Bonus Award" means an annual bonus award made pursuant to Section 10.

  (f)
  "Bonus Period" shall have the meaning set forth in Section 10(a).

  (g)
  "Cause" means, except as otherwise determined by the Committee pursuant to an Award agreement, the willful and continued failure on the part of a participant substantially to perform his employment duties in any material respect, or such other events as shall be determined by the Committee; provided, that "Cause" includes, without limitation: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a participant; (ii) a material breach by a participant of a fiduciary duty owed to the Corporation or any of its subsidiaries; (iii) a material breach by a participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Corporation or any of its subsidiaries; and (iv) the willful or gross neglect by a participant of his employment duties. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

  (h)
  "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 11(b) and (c), respectively.

  (i)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  (j)
  "Commission" means the Securities and Exchange Commission or any successor agency.

  (k)
  "Committee" means the Committee referred to in Section 2.

  (l)
  "Common Stock" means common stock, par value $.01 per share, of the Corporation.

  (m)
  "Corporation" means USA Interactive, a Delaware corporation.

  (n)
  "Covered Employee" means, with respect to an Award, a participant designated prior to the grant of shares of Restricted Stock, Performance Units, Bonus Awards or Stock Options (if subject to Performance Goals) by the Committee who will be or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Corporation is expected to be entitled to a federal income tax deduction with respect to the Award.

  (o)
  "Disability" means, except as otherwise determined by the Committee in an Award Agreement, permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

  (p)
  "Early Retirement" means retirement from active employment with the Corporation, a subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

  (q)
  "EBITA" means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

  (r)
  "EBITDA" means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of cable distribution fees, (iii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iv) disengagement expenses, (v) restructuring charges, (vi) non cash write-downs of assets or goodwill, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

  (s)
  "Effective Date" shall have the meaning set forth in Section 15.

  (t)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  (u)
  "Fair Market Value" means, as of any given date, the last reported sales price of the Common Stock in the over-the-counter market, as reported by NASDAQ (or, if the Common Stock is listed on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national security exchange on which the Common Stock is listed or admitted to trading) on the last preceding date or, if there are no reported sales on that date, on the last day prior to that date on which there are such reported sales.

  (v)
  "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

  (w)
  "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  (x)
  "Normal Retirement" means retirement from active employment with the Corporation, a subsidiary or Affiliate at or after age 65.

  (y)
  "Option Price" shall have the meaning set forth in Section 5(a).

  (z)
  "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock, Performance Units or Bonus Awards. In the case of Qualified-Performance Based Awards, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, EBITDA, EBITA, operating income, revenues, return on operating assets, return on equity, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), and/or stock price, with respect to the Corporation or such subsidiary, division or department of the Corporation for or within which the participant performs services and that are intended to qualify under Section 162(m)(4)(c) of the Code and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals

2

    also may be based upon the attaining of specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations.

  (aa)
  "Performance Units" means an award made pursuant to Section 8.

  (bb)
  "Plan" means the Amended and Restated USA Interactive 2000 Stock and Annual Incentive Plan, as set forth herein and as hereinafter amended from time to time.

  (cc)
  "Plan Year" means the calendar year or, with respect to Bonus Awards, the Corporation's fiscal year if different.

  (dd)
  "Qualified Performance-Based Award" means an Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Corporation would expect to be able to claim a tax deduction with respect to such Awards and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

  (ee)
  "Restricted Stock" means an award granted under Section 7.

  (ff)
  "Retirement" means Normal or Early Retirement.

  (gg)
  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

  (hh)
  "Stock Appreciation Right" means a right granted under Section 6.

  (ii)
  "Stock Option" means an option granted under Section 5.

  (jj)
  "Termination of Employment" means the termination of the participant's employment with, or performance of services for, the Corporation and any of its subsidiaries or Affiliates. A participant employed by, or performing services for, a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Corporation or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered Terminations of Employment. For avoidance of doubt, a participant who is eligible to participate in the Plan and, without a break-in-service, becomes eligible to participate based upon providing another form of services to the Corporation or any of its subsidiaries or Affiliates (e.g., an employee becomes a director) shall not be treated as having a Termination of Employment under the Plan, except for any such participant who becomes eligible to participate based upon providing consulting services to the Corporation.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

        SECTION 2. Administration

        The Plan shall be administered by the Compensation/Benefits Committee or such other committee of directors as the Board may from time to time designate (the "Committee"), which shall be appointed by and serve at the pleasure of the Board.

        The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Corporation and its subsidiaries and Affiliates.

        Among other things, the Committee shall have the authority, subject to the terms of the Plan:

  (a)
  To select the officers and employees, to whom Awards may from time to time be granted;

3

  (b)
  Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and Bonus Awards or any combination thereof are to be granted hereunder;

  (c)
  Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

  (d)
  Determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Corporation or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

  (e)
  Modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

  (f)
  Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

  (g)
  Determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j), 8(b)(i), 10(b), and 11(a)(iii).

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

        The Committee may act only by a majority of its members then in office, except that the members thereof may, except to the extent prohibited by applicable law or the applicable rules of NASDAQ or a stock exchange, delegate to any one or more of its members or to an officer of the Corporation all or any part of its responsibilities or powers (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption). Any action permitted to be taken by the Committee under the Plan may be taken by the full Board in its discretion, and in such case the Board shall be treated as the Committee hereunder. Any such delegation may be revoked by the Committee at any time.

        Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee, the Board or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.

        SECTION 3. Common Stock Subject To Plan

  (a)
  The total number of shares of Common Stock reserved and available for grant under the Plan shall be 20,000,000. No participant may be granted Awards pursuant to the Plan covering in excess of 16,000,000 shares of Common Stock over the life of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

4

  (b)
  If any Award is forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the Option Price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery pursuant to Awards other than Incentive Stock Options under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock that may be issued, pursuant to Stock Options intended to be Incentive Stock Options shall be 16,000,000 shares.

  (c)
  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the maximum limitation upon Awards to be granted to any participant, in the number, kind and Option Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to cause the Corporation to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of the Stock available for issuance under Awards under Section 3 will be increased to reflect such substitution or assumption. Any adjustment under this Section 3(c) need not necessarily be the same for all participants.

        SECTION 4. Eligibility

        Persons who serve or agree to serve as officers, employees, directors or consultants of the Corporation (including prospective officers, employees or consultants), its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.

        SECTION 5. Stock Options

        Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

        The Committee shall have the authority to grant any participant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on

5

grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Corporation and its "subsidiaries" and "parent", if any (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

        Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Corporation shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant. Such grant shall become effective upon the date of grant (subject to conditions set forth therein), and the execution of the option agreements(s) may occur following the grant of the Stock Option.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

  (a)
  Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement (the "Option Price"), and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

  (b)
  Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Incentive Stock Option is granted.

  (c)
  Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

  (d)
  Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

        Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

        In the discretion of the Committee and to the extent permitted by applicable law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds from shares of Common Stock owned by the optionee necessary to pay the Option Price, and, if requested, to pay the amount of any federal, state,

6

local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

        In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price of such Stock Option.

        No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 14(a).

  (e)
  Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, pursuant to (a) a qualified domestic relations order (as defined in the Code, or the regulations thereunder), (b) a gift to a "family member" of such optionee or other specified individuals or entities, whether directly or indirectly or by means of a trust, partnership, limited liability corporation or otherwise, if expressly permitted under the applicable option agreement or (c) a gift to a charitable organization, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or any person to whom the Stock Option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order or a gift permitted under the applicable option agreement. For purposes of this Section 5(e), "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to form S-8 under the Securities Act of 1933, as amended, or any successor thereto, except as otherwise defined by the Committee. Such transferees may transfer a Stock Option only by will or the laws of descent and distribution. Notwithstanding any transfer under this Section 5(e), Termination of Employment under the Plan shall refer to Termination of Employment of the original participant.

  (f)
  Termination by Death. Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee's Termination of Employment is by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

  (g)
  Termination by Reason of Disability. Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee's Termination of Employment is by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of 3 years from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is

7

    exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

  (h)
  Termination by Reason of Retirement. Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee's Termination of Employment is by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of 5 years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

  (i)
  Other Termination. Unless otherwise determined by the Committee (in the option agreement or otherwise): (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 3 months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such 3-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee incurs a Termination of Employment at or after a Change in Control (as defined in Section 11(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) 6 months and one day from the date following such Termination of Employment, and (2) the balance of such Stock Option's term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

  (j)
  Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the Option Price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

  (k)
  Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the Option Price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the

8

    Stock Option to the Corporation and to receive cash, within 10 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Option Price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised. Notwithstanding the foregoing, if the exercise of any right granted pursuant to this Section 5(k) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this Section 5(k) would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 5(k) with Common Stock (or shares of common stock of the entity surviving the Change in Control transaction, or its parent corporation, if applicable) with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

        SECTION 6. Stock Appreciation Rights

  (a)
  Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

    A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

  (b)
  Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

  (i)
  Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

  (ii)
  Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the Option Price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

  (iii)
  Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

  (iv)
  Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares in respect of which the Stock Appreciation Right has been exercised.

9

        SECTION 7. Restricted Stock

  (a)
  Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

    The Committee may, prior to or at the time of grant, condition the vesting of or grant of Restricted Stock upon the continued service of the participant, the attainment of Performance Goals, or both, and may designate an Award of Restricted Stock as a Qualified Performance-Based Award. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

  (b)
  Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Amended and Restated USA Interactive 2000 Stock and Annual Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of USA Interactive."

    The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

  (c)
  Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

  (i)
  Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, that, to the extent permitted by applicable law, the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the Option Price for Stock Options. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided, however, that in the case of Restricted Stock subject to Performance Goals granted to a participant who is a Covered Employee, the applicable Performance Goals have been satisfied.

  (ii)
  Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote

10

      the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 14(e) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends and (3) dividends payable in shares of a subsidiary of the Corporation upon a spin-off transaction shall be held as restricted shares subject to the vesting provisions of the underlying Restricted Stock.

    (iii)
    Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i), 7(c)(iv) and 11(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

    (iv)
    In the event of a participant's Retirement or a participant's involuntary Termination of Employment (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals, unless the participant's employment is terminated by reason of death or Disability or involuntarily without Cause or by the participant for "good reason" (as defined in the participant's employment agreement)) with respect to any or all of such participant's shares of Restricted Stock.

    (v)
    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

    (vi)
    Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

        SECTION 8. Performance Units

  (a)
  Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

    The Committee may condition the settlement of or grant of Performance Units upon the continued service of the participant, the attainment of Performance Goals, or both, and may designate an Award of Performance Units as a Qualified Performance-Based Award. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

  (b)
  Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

  (i)
  Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or

11

      otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate the Corporation's performance in light of the Performance Goals for such Award to the extent applicable, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee may then elect to deliver (1) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (2) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant.

    (ii)
    Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 11(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

    (iii)
    Except to the extent otherwise provided in Section 11(a)(iii), upon a participant's Termination of Employment (other than for Cause), or in the event of a participant's Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals, unless the participant's Termination of Employment is by reason of death or Disability or involuntarily without Cause or by the participant for "good reason" (as defined in the participant's employment agreement)) with respect to any or all of such participant's Performance Units.

    (iv)
    A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

    (v)
    If and when any applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 8(b)(i) hereof shall be made to the participant.

    (vi)
    Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

    (vii)
    The Committee may determine in the applicable Performance Unit Agreement (or otherwise), whether and, the manner in which, dividend equivalents shall be payable on the shares of Common Stock with respect to which Performance Units have been awarded. In the event that the Committee determines to provide for the payment of dividend equivalents, such dividend equivalents shall be subject to vesting and payment restrictions (including the form of payment in cash or Common Stock) as determined by the Committee in its discretion.

        SECTION 9. Tax Offset Bonuses

        At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

12

        SECTION 10. Bonus Awards

  (a)
  Determination of Awards. The Committee shall determine the Bonus Awards for each Plan Year or shorter period, if applicable (the "Bonus Period"). Prior to the beginning of the Bonus Period (or such later date as may be prescribed by the Internal Revenue Service under Section 162(m) of the Code), the Committee shall establish Performance Goals for Bonus Awards for the Bonus Period; provided, that such Performance Goals may be established at a later date for participants who are not Covered Employees. Bonus amounts payable to any individual participant with respect to any calendar year will be limited to a maximum of $10 million. To the extent provided by the Committee, a participant may elect to defer receipt of amounts payable under a Bonus Award for a specified period, or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee.

  (b)
  Payment of Awards. Bonus Awards under the Plan shall be paid in cash or in shares of Common Stock (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Bonus Period, but in any event within 90 days following the close of the Bonus Period. The Bonus Award to any participant may be reduced or eliminated by the Committee in its discretion.

  (c)
  Termination of Employment. A participant shall not be entitled to receive payment of a Bonus Award, unless the annual Performance Goals for the Bonus Period are satisfied or as otherwise set forth in Section 11, if at any time prior to the end of the Bonus Period the participant has a Termination Employment for any reason other than death or Disability or involuntarily without Cause or by the participant for "good reason" (as defined in the participant's employment agreement).

        SECTION 11. Change In Control Provisions

  (a)
  Impact of Event. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control:

  (i)
  Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become immediately fully exercisable and vested.

  (ii)
  The restrictions and deferral limitations applicable to any Restricted Stock shall immediately lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.

  (iii)
  All Performance Units shall be considered to be immediately earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash or shares of Common Stock, as determined by the Committee, as promptly as is practicable.

  (iv)
  To the extent determined by the Committee, Bonus Awards may be paid in whole or in part to participants notwithstanding the attainment of Performance Goals.

  (b)
  Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an option agreement or other agreement relating to an Award, a "Change in Control" shall mean the happening of any of the following events:

  (i)
  The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation, and their respective Affiliates (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Corporation

13

      representing more than 50% of the voting power of the then outstanding equity securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Corporation, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

    (ii)
    Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (iii)
    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (B) no Person (excluding Barry Diller, Liberty Media Corporation, and their respective Affiliates, any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Corporation existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

    (iv)
    Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

  (c)
  Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of

14

    Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date the right set forth in Section 5(k) is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

        SECTION 12. Term, Amendment And Termination

        The Plan will terminate 10 years after the Effective Date of the Plan; provided, that the Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or Bonus Award theretofore granted without the optionee's or recipient's consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. In addition, no such amendment shall be made without the approval of the Corporation's stockholders to the extent such approval is required by applicable law, NASDAQ or stock exchange rules or by agreement. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan (or set up a program under the Plan) in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

        The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder of such Award without the holder's consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. No amendment of the Plan or any Award shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption (taking into consideration the deferral of any vesting, settlement or payment of an Award until a participant is no longer a Covered Employee).

        Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

        SECTION 13. Unfunded Status Of Plan

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

        SECTION 14. General Provisions

  (a)
  The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

15

    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

    (1)
    Listing or approval for listing upon notice of issuance, of such shares on NASDAQ or on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

    (2)
    Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

    (3)
    Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

  (b)
  Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

  (c)
  Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any subsidiary or Affiliate to terminate the employment of any employee at any time

  (d)
  No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

  (e)
  Reinvestment of dividends in additional Restricted Stock or Performance Units at the time of any dividend payment with respect to Restricted Stock or Performance Units, respectively, shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

  (f)
  The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

  (g)
  In the case of a grant of an Award to any employee of a subsidiary or other Affiliate of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary or such other Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

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  (h)
  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

  (i)
  In the event an Award is granted to a participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Corporation's obligations with respect to tax equalization for participants on assignments outside their home country.

        SECTION 15. Effective Date Of Plan

        The Plan shall be effective as of March 11, 2003, the date it was approved by the Board (the "Effective Date"), subject to later approval by the Corporation's stockholders.

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USA INTERACTIVE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USA INTERACTIVE IN CONNECTION WITH THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2003

        The undersigned stockholder of USA Interactive, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2003 and hereby appoints each of Julius Genachowski, David Ellen and William Severance, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of USA Interactive to be held on Thursday, May 29, 2003, at 8:00 a.m., local time, at USA's offices at 8800 Sunset Boulevard, West Hollywood, California, and at any adjournments or postponements thereof, and to vote all shares of Common Stock and/or Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING

(See reverse side)		To change your address please mark this box.	☐
	USA INTERACTIVE P.O. BOX 11001 NEW YORK, N.Y. 10203-0001	To include any comments please mark this box.	☐

Alternate Ways to Vote Your Proxy
VOTE BY TELEPHONE OR INTERNET
24 Hours a Day - 7 Days a Week

TELEPHONE 1-866-368-4703		INTERNET https://www.proxyvotenow.com/usi		MAIL
• Use any touch-tone telephone. • Have your Proxy Form in hand. • Enter the Control Number located in the box below. • Follow the simple recorded instructions	OR	• Go to the website address listed above. • Have your Proxy Form in hand. • Enter the Control Number located in the box below. • Follow the simple instructions.	OR	• Mark, sign and date your Proxy Card. • Detach card from Proxy Form. • Return the card in the postage- paid envelope provided.
Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.
CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING
1-866-368-4703 CALL TOLL-FREE TO VOTE

        DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

☐	(Please sign date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.
USA INTERACTIVE'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.
1. Election of Directors
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
Nominees:
01 — Richard N. Barton,
02 — Robert R. Bennett,
03 — Edgar Bronfman, Jr.,
04 — Barry Diller,
05 — Jean-René Fourtou,
06 — Victor A. Kaufman,
07 — Donald R. Keough*,
08 — Marie-Josée Kravis
09 — John C. Malone,
10 — Gen. H. Norman Schwarzkopf*,
11 — Alan G. Spoon*,
12 — Diane Von Furstenberg
* To be voted upon by the holders of Common Stock voting as a separate class.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.) All nominees will serve a term of one year or until thier respective successors shall have been duly elected and qualified.
2.	THE PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED 2000 STOCK AND ANNUAL INCENTIVE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

S C A N L I N E
Please sign exactly as name appears on Proxy.
Note When shares are held by joint tenants, both should sign. When signing as attorney, executor administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a Partnership, please sign a partnership name by authorized person.

        Date    Share Owner sign here                  Co-Owner sign here

QuickLinks

USA INTERACTIVE Notice of Annual Meeting of Stockholders To be held May 29, 2003
IMPORTANT
USA INTERACTIVE 152 West 57thStreet 42nd Floor New York, NY 10019 PROXY STATEMENT
ITEM 1 ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
ITEM 2 APPROVAL OF THE AMENDED AND RESTATED USA INTERACTIVE 2000 STOCK AND ANNUAL INCENTIVE PLAN
ITEM 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES PAID TO OUR INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ANNUAL REPORTS
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS
USA INTERACTIVE
AUDIT COMMITTEE CHARTER USA INTERACTIVE (March 2003)
USA INTERACTIVE AMENDED AND RESTATED 2000 ANNUAL STOCK AND INCENTIVE PLAN
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